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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

RIGEL PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RIGEL PHARMACEUTICALS, INC.
1180 Veterans Boulevard
South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 16, 2018

DEAR STOCKHOLDER:

        Notice is hereby given that the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of RIGEL PHARMACEUTICALS, INC., a Delaware corporation (the "Company" or "Rigel"), will be held on Wednesday, May 16, 2018 at 10:00 a.m. local time at our executive offices, located at 1180 Veterans Boulevard, South San Francisco, California 94080, for the following purposes:

  1.
  To elect the nominees, Gregg A. Lapointe, Brian L. Kotzin and Gary A. Lyons to the Board of Directors of the Company (the "Board") to hold office until the 2021 Annual Meeting of Stockholders.

  2.
  To approve the Company's 2018 Equity Incentive Plan (the "2018 Plan").

  3.
  To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this proxy statement.

  4.
  To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018.

  5.
  To approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000 shares.

  6.
  To conduct any other business properly brought before the meeting or any adjournment or postponement of the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 22, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any continuation, postponement or adjournment thereof. We appreciate your continued confidence in Rigel and look forward to seeing you at the meeting on May 16, 2018.

IMPORTANT NOTICE REGARDING
THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDERS' MEETING TO BE HELD ON MAY 16, 2018

THIS PROXY STATEMENT, NOTICE OF ANNUAL MEETING AND FORM OF PROXY CARD AND THE 2017 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE TO YOU AT HTTP://WWW.PROXYVOTE.COM.

WE ENCOURAGE YOU TO ACCESS AND REVIEW THE IMPORTANT INFORMATION CONTAINED IN ALL OF THE PROXY MATERIALS BEFORE VOTING.

By Order of the Board of Directors,

Dolly A. Vance Corporate Secretary

South San Francisco, California
April 4, 2018

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR PROXY PROMPTLY SO YOUR SHARES CAN BE REPRESENTED AT THE MEETING. YOU CAN VOTE BY INTERNET, BY TELEPHONE, OR BY REQUESTING A PRINTED OR ELECTRONIC COPY OF A FULL SET OF THE PROXY MATERIALS AND COMPLETING, SIGNING AND RETURNING THE PROXY CARD AS INSTRUCTED IN THE MATERIALS.

INSTRUCTIONS ON HOW TO ACCESS THE PROXY MATERIALS OVER THE INTERNET, OR TO REQUEST THAT A PAPER OR ELECTRONIC COPY OF THE FULL SET OF PROXY MATERIALS BE SENT TO YOUR SPECIFIED POSTAL OR EMAIL ADDRESS, MAY BE FOUND IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS MAILED TO STOCKHOLDERS ON APRIL 4, 2018.

ANY PROXY THAT WILL NOT BE DELIVERED IN PERSON TO THE ANNUAL MEETING MUST BE RECEIVED BY US NO LATER THAN 11:59 P.M. EASTERN TIME ON TUESDAY, MAY 15, 2018. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER AGENT AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST BRING WITH YOU A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER CONFIRMING THAT YOU ARE THE BENEFICIAL OWNER OF THOSE SHARES.

RIGEL PHARMACEUTICALS, INC.
1180 Veterans Boulevard
South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

May 16, 2018

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS ON THE INTERNET?

        Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have decided to provide access to our proxy materials to our stockholders via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record and posting our proxy materials online at www.proxyvote.com. The Notice contains only an overview of the complete proxy materials available. Stockholders are encouraged to access and review all the proxy materials on the website or request a paper or electronic copy of the full set of proxy materials for review prior to voting. Instructions on how to access the proxy materials over the Internet or to request a paper or electronic copy of the full set of the proxy materials may be found in the Notice.

        We intend to mail the Notice on or about April 4, 2018 to all stockholders of record as of March 22, 2018 who are entitled to vote at the Annual Meeting.

WILL I RECEIVE ANY PROXY MATERIALS BY MAIL OTHER THAN THE NOTICE?

        No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

HOW DO I ATTEND THE ANNUAL MEETING?

        The Annual Meeting will be held on Wednesday, May 16, 2018 at 10:00 a.m. local time at our executive offices, located at 1180 Veterans Boulevard, South San Francisco, California 94080. Information on how to vote in person at the Annual Meeting is discussed below. Directions to the Annual Meeting may be found online at http://www.rigel.com/index.php/contact-us/.

WHO CAN VOTE AT THE ANNUAL MEETING?

        Only stockholders of record at the close of business on March 22, 2018 are entitled to vote at the Annual Meeting. On this record date, there were 147,369,132 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If, on March 22, 2018, your shares were registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted. We must receive any proxy cards that will not be delivered in person at the Annual Meeting, or proxies submitted telephonically or over the internet, no later than 11:59 p.m. Eastern Time on Tuesday, May 15, 2018.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If, on March 22, 2018, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent and bring the proxy with you to the Annual Meeting.

WHAT AM I VOTING ON?

        There are five matters scheduled for a vote at the Annual Meeting:

  •
  Election of Gregg A. Lapointe, Brian L. Kotzin and Gary A. Lyons to the Board to hold office until the 2021 Annual Meeting of Stockholders;

  •
  Approval of the 2018 Plan;

  •
  Advisory approval of the compensation of the Company's named executive officers, as disclosed in this proxy statement in accordance with SEC rules;

  •
  Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018; and

  •
  Approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock.

WHAT IF ANOTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

HOW DO I VOTE?

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For the other matters to be voted on, you may either vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote using one of the following methods:

  •
  In Person:    To vote in person, come to the Annual Meeting and bring your proxy card or request a ballot in order to vote your shares.

  •
  Internet:    To vote via the Internet, go to www.proxyvote.com. You can use the Internet to transmit your voting instructions and to elect for electronic delivery of information up until 11:59 P.M. Eastern Time on May 15, 2018. Please have your proxy card in hand when you access the website and follow the instructions provided.

  •
  Telephone:    To vote by telephone, call 1-800-690-6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15, 2018. Please have your proxy card in hand when you call and follow the instructions provided.

  •
  Mail:    To vote by mail, you must first request a paper or electronic copy of the proxy materials. To request that a full set of the proxy materials be sent to your specified postal or email address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions. Upon receipt of the materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

        Whether or not you plan to attend the Annual Meeting and vote in person, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received the Notice containing voting instructions from that organization rather than from Rigel. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent and bring this proxy with you to the Annual Meeting. Follow the instructions from your broker or bank included with the Notice, or contact your broker or bank to request a proxy form.

        Please see the Notice or the information your bank, broker, or other holder of record provided you for more information on these proxy voting options.

  Voting Via the Internet or by Telephone

        We provide Internet voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with accessing the Internet, such as usage charges from Internet access providers and telephone companies.

HOW MANY VOTES DO I HAVE?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 22, 2018.

WHAT HAPPENS IF I DO NOT VOTE?

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange ("NYSE") deems the particular proposal to be a "routine" matter." Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. In this regard, the NYSE has advised us that Proposals 1, 2 and 3 are considered to be "non-routine" under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, the NYSE has advised us that Proposals 4 and 5 are considered to be "routine" matters under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 4 and 5.

WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted: (a) "For" the election of Gregg A. Lapointe, Brian L. Kotzin and Gary A. Lyons to the Board to hold office until the 2021 Annual Meeting of Stockholders; (b) "For" approval of the 2018 Plan; (c) "For" the advisory approval of executive compensation; (d) "For" ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018; and (e) "For" the approval of the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment. However, if you are a beneficial owner of shares registered in the name of your broker, bank or other agent, please see "How are the votes counted?" and "What are "Broker Non-Votes?" below.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Directors and employees will not be paid any additional compensation for soliciting proxies.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?

        If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions for each Notice that you receive to ensure that all of your shares are voted.

CAN I CHANGE OR REVOKE MY VOTE AFTER SUBMITTING MY PROXY?

        Yes. You can change or revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may change or revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date by mail, or grant a subsequent proxy via the Internet or by telephone. Your most current proxy card or telephone or Internet proxy is the one that is counted and must be received before 11:59 P.M. Eastern Time on May 15, 2018. All other proxies previously submitted will be automatically revoked.

  •
  You may send a timely written notice that you are revoking your proxy to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

  •
  You may attend the Annual Meeting and vote in person. However, simply attending the meeting will not, by itself, revoke your proxy.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank regarding how to change or revoke your proxy.

HOW ARE VOTES COUNTED?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes "For," "Withhold" and broker non-votes; and with respect to all other proposals, votes "For" and "Against," abstentions and, if applicable, broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes for each proposal. Broker non-votes have no effect and will not be counted towards the vote total for Proposals 1, 2, 3 and 4. With respect to Proposal 5, broker non-votes will have the same effect as "Against" votes.

WHAT ARE "BROKER NON-VOTES"?

        As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes."

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

  •
  Each nominee presented in Proposal 1 must be elected by a majority of the votes cast. Nominees are elected by a majority vote for non-contested director elections. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected, the election of directors at this Annual Meeting is non-contested. If the number of votes "For" a nominee exceeds the number of votes "Withheld" (among votes properly cast in person or by proxy), then the nominee will be elected. Broker non-votes will have no effect.

  •
  To be approved, Proposal 2, the approval of the 2018 Plan must receive "For" votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  Proposal 3, advisory approval of the compensation of the Company's named executive officers, will be considered to be approved if it receives "For" votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. If you "Abstain"

    from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal 4, ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Rigel for the fiscal year ending December 31, 2018, must receive "For" votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect. Although stockholder ratification of the selection of Ernst & Young LLP as Rigel's independent registered public accounting firm is not required, the Board is submitting Proposal 4 to the stockholders for ratification as a matter of good corporate practice. See Proposal 4 for more information regarding stockholder ratification.

  •
  To be approved, Proposal 5, the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares, must receive "For" votes from the holders of a majority of the shares outstanding. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will also have the same effect as an "Against" vote.

WHAT IS THE QUORUM REQUIREMENT?

        A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 147,369,132 shares outstanding and entitled to vote. Thus, the holders of 73,684,567 shares must be present in person or represented by proxy at the meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

        If there is no quorum, the chairman or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR'S ANNUAL MEETING?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing and must comply with all requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by December 4, 2018 to Rigel's Secretary at 1180 Veterans Boulevard, South San Francisco, California 94080. However, if Rigel's 2018 Annual Meeting of Stockholders is not held between April 11, 2018 and June 10, 2018, then the deadline will be a reasonable time prior to the time Rigel begins to print and mail its proxy materials. If you wish to submit a proposal or nominate a director, not to be included in next year's proxy materials, you must do so no earlier than the close of business on January 16, 2019 and no later than the close of business on February 15, 2019. However, if Rigel's 2018 Annual Meeting of Stockholders is not held between April 11, 2018 and June 10, 2018, to be timely, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2019 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2019 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2019 Annual Meeting of Stockholders is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chair of the 2019 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board for the 2018 Annual Meeting of Stockholders will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which Rigel has not been provided with timely notice and (ii) any proposal made in accordance with Rigel's Bylaws, if the 2019 proxy statement briefly describes the matter and how management's proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

 PROPOSAL 1

ELECTION OF DIRECTORS

        Rigel's Board of Directors (the "Board") is divided into three classes. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified.

        The Board presently has eight members, and currently there are no vacancies. There are three directors in the class whose term of office expires in 2018. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2021 Annual Meeting and until his successor is elected and has qualified, or sooner in the event of the director's death, resignation or removal. It is Rigel's policy to encourage directors and nominees for director to attend the Annual Meeting. A majority of our directors attended the 2017 Annual Meeting of Stockholders.

        In a contested election, which is an election in which the number of nominees exceeds the number of directors to be elected, our directors will be elected by a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors at that Annual Meeting. In a non-contested election involving incumbent directors, our Bylaws provide that, if the votes cast "For" an incumbent director nominee do not exceed the number of votes "Withheld", the incumbent director will offer to tender his resignation to the Board. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether an incumbent director has been elected. The Nominating and Corporate Governance Committee of the Board will review the circumstances surrounding the "Withheld" vote and promptly make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. In making its decision, the Board will evaluate the best interests of Rigel and our stockholders and will consider all factors and relevant information. The Board will act on the Nominating and Corporate Governance Committee's recommendation and publicly disclose its decision, as well as the rationale behind it, within 90 days from the date of certification of the stockholder vote. The director who tenders his resignation will not participate in the Board's or the Nominating and Corporate Governance Committee's decisions.

        In the event that any nominee should become unavailable for election as a result of an unexpected occurrence, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Nominating and Corporate Governance Committee of the Board. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

        The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board to nominate each director for the upcoming term. The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company's business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board's overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Board views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Board to believe that the nominee should continue to serve on the Board. However, each member of the Board may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members of the Board.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2021 ANNUAL MEETING

        Gregg A. Lapointe, CPA, MBA, age 59, joined us as director in November 2017. Mr. Lapointe is currently the chief executive officer and co-founder of Cerium Pharmaceuticals, Inc., a biopharmaceutical company focused on developing and commercializing medicines for patients with rare diseases. Mr. Lapointe offers Rigel's board nearly three decades of commercial and financial experience bringing products to market in the areas of medical devices and rare diseases. He previously served in varying roles for Sigma-Tau Pharmaceuticals, Inc., a private biopharmaceutical company, starting in 2001, including Chief Financial Officer from 2001 to 2002, Chief Operating Officer from 2003 to 2007, and Chief Executive Officer from 2008 to 2012. Mr. Lapointe led the effort to transform Sigma-Tau Pharmaceuticals from a small specialty dialysis company into a global leader in the development and commercialization of medicines for Rare Diseases. Mr. Lapointe also serves on the Board of Directors of Soligenix, Inc. and Cytori Therapeutics, Inc. He previously sat on the board of SciClone Pharmaceuticals, Inc., ImmunoCellular Therapeutics, Inc., Raptor Pharmaceuticals, Inc., Questcor Pharmaceuticals, Inc. and Cambrooke Therapeutics, Inc., among others. From 2009 to 2012, Mr. Lapointe was a member of the Board of Directors, and Chair of the Rare Disease Committee, of the Pharmaceutical Research and Manufacturers of America (PhRMA) in Washington, DC. He holds a Bachelor of Commerce degree from Concordia University (Montreal), a Graduate Diploma in Public Accountancy from McGill University (Montreal), an MBA from Duke University, and is a CPA (Illinois).

        The Board concluded that Mr. Lapointe should serve as a member of the Board in part due to his significant experience in the areas of global strategic planning and implementation, business development, corporate finance, and acquisitions, and his experience as an executive officer and board member in the pharmaceutical and medical products industries.

        Brian L. Kotzin, M.D., age 69, joined us as a director in August 2017. A board-certified rheumatologist and internist, Dr. Kotzin is currently Principal Fellow, Clinical Development at Nektar Therapeutics. From 2004 to 2015, he was Vice President, Global and Clinical Development and Head, Inflammation Therapeutic Area at Amgen, directing the global development efforts for product candidates in the inflammation area. Before joining Amgen, Dr. Kotzin was the head of Clinical Immunology in the Department of Medicine and director of the Autoimmunity Center of Excellence at the University of Colorado Health Sciences Center in Denver. Dr. Kotzin has won numerous honors, including elected "Master" of the American College of Rheumatology, the Kirkland Scholar Award for Lupus Research, the Henry Claman Chair in Clinical Immunology, the Gretchen Kramer Award for Outstanding Contributions to Medicine, and Chairmanship of the National Institutes of Health Autoimmunity Centers of Excellence. He earned his medical degree from Stanford and undergraduate degree in mathematics from the University of Southern California.

        The Board concluded that Dr. Kotzin should serve as a member of the Board in part due to his extensive experience with developing therapeutics, particularly in the area of immunology, which is the core of our treatment focus for fostamatinib and our pipeline.

        Gary A. Lyons, age 66, joined us as a director in October 2005 and was appointed Chairman of the Board in November 2014. Mr. Lyons is also a member of the board of directors of Neurocrine Biosciences, Inc., a biopharmaceutical company. Mr. Lyons served as Neurocrine's Chief Executive Officer and member of its board of directors from 1993 until 2008. Mr. Lyons also serves on the board of directors of Novus Therapeutics, Inc., Vical, Inc. and Cytori Therapeutics, Inc., and is chairman of the board at Retrophin, Inc., each a biopharmaceutical company. He served on the board of directors of PDL BioPharma, Inc., a biopharmaceutical company, from July 2008 until he resigned in December 2008 to join the board of directors of Facet Biotech Corporation following Facet's spin-off from PDL, and served on the board of directors there until Facet's acquisition by Abbott Laboratories in April 2010. Mr. Lyons also served on the board of directors of NeurogesX, Inc. and KaloBios Pharmaceuticals, Inc., each a biopharmaceutical company. From 1983 to 1993, he held a number of management positions at Genentech, including Vice President of Business Development and Vice President of Sales, and also served as a member of Genentech's Executive Committee. Mr. Lyons was responsible for international licensing, acquisitions and partnering for Genentech's Corporate Venture Program and had operating responsibility for two subsidiaries, Genentech Canada, Inc. and Genentech Limited (Japan). He holds a B.S. in Marine Biology from the University of New Hampshire and an M.B.A. from Northwestern University's J.L. Kellogg Graduate School of Management.

        The Board concluded that Mr. Lyons should continue to serve as a member of the Board in part due to his extensive experience negotiating and developing collaborative relationships, his sales expertise and his track record of assessing the market for pharmaceutical candidates, all of which are key to the success of our business.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING OF STOCKHOLDERS

        Peter S. Ringrose, Ph.D., age 72, joined us as a director in February 2005. Dr. Ringrose's experience in the pharmaceutical industry spans more than 40 years and includes key leadership positions as Senior Vice President for Worldwide Drug Discovery and Medicinal R & D Europe at Pfizer Inc., a pharmaceutical company, and Division Director of Chemotherapy, Infectious Diseases and Molecular Sciences at the Sandoz Research Institute in Vienna, Austria. In 2002, Dr. Ringrose retired from Bristol-Myers Squibb, a pharmaceutical company, where he served as Chief Scientific Officer from January 2000 to December 2002, as well as President of the Pharmaceutical Research Institute from January 1997 to December 2002. Dr. Ringrose served as chair of the Biotechnology and Biological Sciences Research Council (UK) from 2003 until 2009, and was a member of the UK Government's Technology Strategy Board. He is a Council member of the Foundation for Science and Technology in the United Kingdom and also chairs the Corporate Partnership Board at Pembroke College, Cambridge where he is a lifetime Honorary Pitt Fellow. Dr. Ringrose served on the board of directors of Theravance, Inc. from April 2010 until June 2014, when Theravance Biopharma, Inc. was spun off from Theravance, Inc., and has served on the board of directors of Theravance Biopharma, Inc. since October 2013. Dr. Ringrose was a director of Astex Therapeutics, Inc., a biopharmaceutical company, until September 2011 when it was acquired, was a director of Biotica Technology, Ltd. until December 2013, and served on the Scientific Advisory Boards of Schering-Plough Research Institute, Cempra Pharmaceuticals, Inc. and Accenture Inc. Dr. Ringrose also served on the board of governors for the New York Academy of Sciences from 1999 to 2005. He has served on the boards of Cambridge Antibody Technology Ltd., ImClone Systems, Inc. and Pfizer, Ltd. and on the Scientific Advisory Board at Merlin Biosciences Ltd. Dr. Ringrose received a B.S., an M.A. and a Ph.D. from the University of Cambridge.

        Dr. Ringrose was selected to serve as a member of the Board in part due to his extensive research experience at large pharmaceutical companies, enabling the Board to benefit from his insight when negotiating partnership deals with large pharmaceutical companies, which is a core element of our business model.

        Bradford S. Goodwin, age 63, joined us as a director in January 2007. Mr. Goodwin is currently CEO of CharlestonPharma, LLC, a biopharmaceutical company. Mr. Goodwin's prior public company board service includes NeurogesX from August 2009 to July 2013, Facet Biotech Corporation from December 2008 to April 2010, when Facet was acquired by Abbott Laboratories, PDL BioPharma from 2006 to 2008, CoTherix, Inc., a biopharmaceutical company, from 2004 until 2007, when it was acquired by Actelion Pharmaceuticals Ltd., and Novacea, Inc., a publicly held biopharmaceutical company focused on in licensing, developing and commercializing novel therapies for cancer, from 2002 until 2006. From 2001 to 2006, he was Chief Executive Officer of Novacea. Prior to Novacea, Mr. Goodwin was President, Chief Operating Officer and Founder of Collabra Pharma, Inc., a company focused on pharmaceutical product licensing and development. Before founding Collabra, he held various senior executive positions with Genentech, including Vice President of Finance. After becoming a CPA while working as an auditor at PricewaterhouseCoopers, he served on expert advisory committees of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and the International Accounting Standards Board. Mr. Goodwin is also a co-founder and director of finance for The Rare Barrel, a craft brewery specializing in barrel aged sour beer, which commenced brewing operations in February 2013. He holds a B.S. in Business Administration from the University of California, Berkeley.

        Mr. Goodwin was selected to serve as a member of the Board in part due to his financial expertise and extensive public accounting and corporate governance experience, as well as his experience sitting on the audit committees of other public companies.

        Keith A. Katkin, age 46, joined us as a director in June 2015. Mr. Katkin is currently the CEO of Urovant Sciences, a global biopharmaceutical company focused on developing novel therapies for urologic conditions. Mr. Katkin previously served as President and Chief Executive Officer of Avanir Pharmaceuticals from 2007 to 2016, until its acquisition by Otsuka Pharmaceutical Co. Mr. Katkin joined Avanir in July of 2005 as the senior vice president of Sales and Marketing and a member of Avanir's executive management team, and has served on their board of directors since 2007. Mr. Katkin was responsible for creating and executing the plan that led to the approval of Nuedexta, the growth of the company to commercial success, and the recent acquisition of the company by Otsuka Pharmaceutical Co. in January 2015. Prior to joining Avanir, Mr. Katkin served as the vice president, Commercial Development for Peninsula Pharmaceuticals, playing a key role in the concurrent initial public offering and ultimate sale of the company to Johnson and Johnson. Additionally, Mr. Katkin's employment experience includes leadership roles at InterMune, Amgen and Abbott Laboratories. In addition to Avanir, Mr. Katkin is currently a member of the board of directors of Syndax Pharmaceuticals, Inc., and is chairman of the board of directors of Novus Therapeutics, Inc. Mr. Katkin has an M.B.A. from the Anderson School at UCLA and earned his B.S. in Business and Accounting from Indiana University. Mr. Katkin became a licensed certified public accountant in 1995.

        Mr. Katkin was selected to serve as a member of the Board in part due to his extensive experience in commercial development, business development and operational management in the biopharmaceutical industry, particularly with regard to product launches, all of which are key to the success of our business.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING OF STOCKHOLDERS

        Walter H. Moos, Ph.D., age 63, joined us as a director in March 1997. In February 2017, Dr. Moos became Chief Executive Officer of ShangPharma Innovation, Inc., a global pharmaceutical incubator investing in therapeutics and biotechnologies. Dr. Moos retired from SRI International in January 2016, where he served as Vice President and head of the bioscience division since March 2005 and President of SRI Biosciences since January 2015. From 1997 to 2004, Dr. Moos served as the Chairman and Chief Executive Officer of MitoKor, Inc., a biotechnology company. Prior to that, he served as a Vice President of Chiron Corporation, a biotechnology company, and as a Vice President at the Parke-Davis Pharmaceutical Research Division of the Warner-Lambert Company. He has been an Adjunct Professor at the University of California, San Francisco, since 1992. Dr. Moos served on the board of directors of MIGENIX Inc., a biopharmaceutical company, from 2004 to 2008. He has also served on the boards of, and been a consultant to, numerous U.S. and international companies and several non-profit organizations. Dr. Moos has been an advisor to the National Academy of Sciences and venture capital firms. Dr. Moos holds an A.B. from Harvard University and a Ph.D. in Chemistry from the University of California Berkeley.

        Dr. Moos was selected to serve as a member of the Board in part due to his extensive leadership skills and operational expertise, as well as his expertise in the chemical sciences, which is particularly relevant to our business as we are a company focused on small molecules.

        Raul R. Rodriguez, age 57, was appointed President and Chief Executive Office and a member of the Board of Directors in November 2014. Until then, he had served as our President and Chief Operating Officer since May 2010. He joined us as Vice President, Business Development in April 2000, became our Senior Vice President, Business Development and Commercial Operations in December 2002 and became our Executive Vice President and Chief Operating Officer in June 2004. From 1997 to March 2000, he served as Senior Vice President, Business Development and Operations for Ontogeny, Inc., a biotechnology company. From 1994 to 1997, he served as the Executive Director, Business Development and Market Planning for Scios, Inc., a pharmaceutical company. From 1989 to 1994, Mr. Rodriguez held various positions at G.D. Searle & Company, a pharmaceutical company. In these companies, Mr. Rodriguez held positions of increasing responsibility in the areas of business development and planning. After earning his Bachelor's degree from Harvard College, Mr. Rodriguez went on to earn his Masters of Public Health at the University of Illinois and subsequently received his M.B.A. at the Stanford Graduate School of Business.

        Mr. Rodriguez was selected to serve as a member of the Board in part due to his extensive leadership skills and operational expertise, including his operational experience and deep understanding of our business as our President and Chief Executive Officer.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

        The Nasdaq Stock Market ("Nasdaq") listing standards require that a majority of the members of a listed company's Board of Directors qualify as "independent," as affirmatively determined by the Board. The Board consults with our counsel from time to time to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq.

        Consistent with these considerations, after review of all relevant identified transactions and relationships between each director, or any of his family members, and Rigel, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that all of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Raul R. Rodriguez, our Chief Executive Officer who is not an independent director by virtue of his employment with the Company. In making this determination, the Board found that none of the directors or nominees for director determined to be independent by the Board had a material or other disqualifying relationship with Rigel.

Meetings of the Board of Directors

        The Board met four times during fiscal year 2017. All of our directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served that were held during the period for which they were directors or committee members, respectively. As required under applicable Nasdaq listing standards, in fiscal year 2017, Rigel's independent directors met in executive session, at which only independent directors were present, at every regularly scheduled meeting of the Board.

Board Leadership Structure

        Currently, the Board has an independent chair, Mr. Lyons, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board chair has substantial ability to shape the work of the Board. The Board has no specific policy with respect to the separation of the positions of Board chair and Chief Executive Officer, and believes that separation of the positions represents an appropriate allocation of roles and responsibilities at this time.

Role of the Board in Risk Oversight

        One of the Board's key functions is informed oversight of the Company's risk management process. In May of 2017, the Board approved an amendment to the charter of the Nominating and Corporate Governance Committee to include the responsibility of Enterprise Risk Assessment and Management, which had previously been administered through the Board as a whole. Various Board standing committees continue to address risks inherent to their respective areas of oversight. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. Our Nominating and Corporate Governance Committee continues to monitor the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports, as well as incidental reports, as matters arise, from our General Counsel, who is also our Corporate Secretary and compliance officer (complemented by a Chief Compliance Officer hired in Q4 of 2017). It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board and the Nominating and Corporate Governance Committee as quickly as possible. The Board has delegated to the General Counsel the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has five standing committees: an Audit Committee, a Compensation Committee, a Finance Committee, a Nominating and Corporate Governance Committee and a Scientific and Clinical

Trial Advisory Committee. The following table provides membership and meeting information for fiscal year 2017 for each of the Board committees:

Name	Audit	Compensation	Finance	Nominating and Corporate Governance	Scientific and Clinical Trial Advisory Committee
Raul R. Rodriguez			X
Keith A. Katkin(1)	X	X		X
Bradford S. Goodwin	X*		X*
Gary A. Lyons(2)	X	X	X
Walter H. Moos, Ph.D.		X*		X	X
Peter S. Ringrose, Ph.D.				X*	X*
Stephen A. Sherwin, M.D.(3)	X
Gregg A. Lapointe(4)	X
Brian L. Kotzin, M.D.(5)				X	X
Total meetings in fiscal year 2017:	7	4	1	4	2

*
Committee Chairperson

(1)
Mr. Katkin was appointed to the Nominating and Corporate Governance Committee effective in the second quarter of 2017.

(2)
Mr. Lyons joined the Audit Committee on May 11, 2017, effective upon Dr. Sherwin's resignation on May 11, 2017, and resigned his position on the Audit Committee upon the acceptance of Mr. Lapointe's appointment to the Board and the Audit Committee.

(3)
Dr. Sherwin tendered his resignation as a director and ceased to be a member of the Audit Committee, Governance Committee and Scientific and Clinical Trial Advisory Committee on May 11, 2017.

(4)
Mr. Lapointe joined the Audit Committee on October 31, 2017.

(5)
Mr. Kotzin joined the Nominating and Corporate Governance Committee and the Scientific and Clinical Trial Advisory Committee on August 21, 2017.

        Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee Rigel's corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee: evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent public registered accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed audit, review and attest services and any permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on Rigel's audit engagement team as required by law;

reviews and assesses the objectivity and independence of our independent registered public accounting firm; reviews the financial statements to be included in Rigel's Annual Report on Form 10-K; discusses with management and the independent registered public accounting firm the results of the annual audit and the results of Rigel's quarterly financial statements; reviews with management the disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operation" in the Company's periodic reports filed with the SEC; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the results of management's efforts to monitor compliance with Rigel's programs and policies designed to ensure adherence to applicable laws and rules and Rigel's Code of Conduct, including reviewing and approving related-party transactions. In addition, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures.

        The following three directors are the current members of the Audit Committee: Mr. Goodwin, Mr. Katkin and Mr. Lapointe. The Audit Committee met seven times during fiscal year 2017. Mr. Lyons replaced Dr. Sherwin as a member of the Audit Committee on May 11, 2017 and resigned from the Audit Committee upon Mr. Lapointe's acceptance of the appointment on October 31, 2017. Mr. Lyons was previously a member of the Audit Committee from the beginning of 2015 until he was replaced by Mr. Katkin on August 25, 2015. The Audit Committee has adopted a written charter that is available to stockholders on our website at http://phx.corporate-ir.net/External.File?item=
UGFyZW5ØSUQ9NDAxMzE4fENoaWxkSUQ9LTF8VH1wZTØz&+=1&cb=636573365569198887

        The Board reviews the Nasdaq listing standards definition of "independence" for Audit Committee members on an annual basis and has determined that all members of Rigel's Audit Committee are independent (as independence is currently defined in Rules 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has also determined that Messrs. Goodwin, Katkin, Lyons and Lapointe each qualify as an "audit committee financial expert," as defined in applicable rules and regulations promulgated by the SEC, and satisfies the financial sophistication requirements of the Nasdaq listing standards. For each of Messrs. Goodwin, Katkin, Lyons and Lapointe, the Board made a qualitative assessment of their individual levels of knowledge and experience, based on a number of factors, including their respective formal education and the fact that each is a former chief executive officer with financial oversight responsibilities, as well as Mr. Katkin's experience as a licensed certified public accountant, Mr. Goodwin's experience as a principal accounting officer for a public company, Mr. Lyons's formal education and the fact that he is a former chief executive officer with financial oversight responsibilities, and Mr. Lapointe's experience as a licensed certified public accountant and both a principal financial officer and a chief executive officer with financial oversight responsibilities.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Company's management has primary responsibility for preparing the Company's financial statements and establishing the financial reporting process. Rigel's independent registered public accounting firm is responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with United States generally accepted accounting principles.

        The Audit Committee reviewed and discussed with Rigel's management the audited financial statements for the fiscal year ended December 31, 2017. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee also received the written disclosures and the letter from the independent registered public accountants, as required by the applicable requirements of the PCAOB regarding independent accountants' communications with the Audit Committee concerning independence, and discussed with the independent registered public accountants their independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in Rigel's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Audit Committee
Bradford S. Goodwin
Keith A. Katkin
Gregg A. Lapointe

Compensation Committee

        The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee Rigel's compensation strategy, policies, plans and programs. The Compensation Committee: reviews and approves corporate performance goals and objectives relevant to the compensation of Rigel's executive officers and other senior management; reviews and approves the compensation and other terms of employment of Rigel's Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other members of senior management; reviews and approves the compensation for Board members; administers Rigel's stock option and stock purchase plans, bonus plans, deferred compensation plans and other similar programs; and reviews with management Rigel's Compensation Discussion and Analysis (the "CD&A") and considers whether to recommend that it be included in Rigel's proxy statements and other filings. In addition, our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

        The following three directors are the members of the Compensation Committee: Mr. Lyons, Mr. Katkin and Dr. Moos. All members of Rigel's Compensation Committee are independent (as "independence" is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Compensation Committee met four times during fiscal year 2017. The Compensation Committee has adopted a written charter that is available to stockholders on our website at:
 http://phx.corporate-ir.net/External.File?item=UGFyZW50SUQ9MTg2MjIxfENoaWxkSUQ9LTF8VHlwZT0z&t=1.

(1)
The material in this Report of the Audit Committee of the Board of Directors is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

        Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with a representative from management. Our General Counsel serves as the representative of management. In addition, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations regarding his compensation or individual performance objectives. However, the Chief Executive Officer is consulted regarding any promotion or compensation decision affecting other members of management. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Rigel, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultants' reasonable fees and other retention terms.

        During the last fiscal year, the Compensation Committee engaged Radford (an AON Hewitt Company) to review and make recommendations regarding Rigel's peer group, executive compensation and director compensation. As compensation for these services during the last fiscal year, Radford was paid $35,162. For more information regarding the market analysis used by the Compensation Committee to set executive compensation, please see "Competitive Market Review and Benchmarking" below.

        Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards, and recommended new performance objectives to the Board at one or more meetings generally held during the first quarter of the year. The Compensation Committee also considers, at various meetings throughout the year, matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of Rigel's compensation strategy, potential modifications to that strategy, and new trends, plans or approaches to compensation. Unanticipated circumstances can result in a promotion or a change to an individual's compensation package. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation level and the establishment or recommendation of performance objectives for the current year. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee and, based upon that evaluation, the Compensation Committee either approves any adjustments to his compensation or makes a recommendation to our Board regarding any such adjustments to his compensation, as well as awards to be granted. For all executive officers and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tally sheets that set forth the total compensation that may become payable to executive officers in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant or public information. The Compensation Committee referenced the peer group identified in the report of Radford in setting executive compensation and considering director compensation for 2017, as well as publicly available data provided by management on the executive and director compensation of the peer group identified by Radford.

        The specific recommendations of the Compensation Committee with respect to executive and director compensation for fiscal year 2017 is described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Risk Assessment of Compensation Policies and Practices.

        Members of our senior management, including our Chief Executive Officer, Chief Financial Officer and General Counsel, with oversight by the Compensation Committee, conducted an assessment of our compensation programs and policies to determine whether the incentives provided by these programs and policies were appropriate or had the potential to encourage excessive risk-taking by employees.

        The assessment focused on the key terms of the Company's equity compensation and variable cash incentive compensation programs, such as the cash incentive plans. Our compensation programs were analyzed to determine whether they introduced or encouraged excessive risk-taking or other behaviors that could have an adverse impact on our business and whether existing risk mitigation features were sufficient in light of the overall structure and composition of our compensation programs. In particular, the assessment focused on the ability of participants to affect the level of the variable component of their compensation and the controls over participant action and variable compensation.

        Specific features of our compensation plans and programs identified during the assessment process as discouraging or potentially mitigating excessive risk-taking include:

  •
  Annual base salary, which is fixed compensation, constitutes the primary component of compensation for all employees, including for executives.

  •
  Performance-based cash incentive awards, primarily designed to reward corporate performance, rather than purely individual performance.

  •
  The vast majority of our employees earn annual salaries, although a few are paid on an hourly basis. Additionally, all of our employees are eligible for cash incentive payments based on company performance, and none are being paid on a commission basis.

  •
  Our internal controls over financial reporting and the measurement and calculation of compensation goals, such as corporate performance measures and other financial, operational, and compliance policies and practices, are designed to prevent compensation programs from being susceptible to manipulation by any employee.

        Our compensation programs are designed to encourage employees to remain focused on both short-term and long-term goals through the use of performance-based annual cash incentive awards, which focus on short-term performance goals, and equity awards, which typically vest over a number of years and, therefore, encourage employees to focus on long-term performance.

        The Compensation Committee determined that, for all employees, our compensation programs do not encourage excessive risk-taking or create risks that are reasonably likely to have a material adverse effect on the Company and, instead, encourage behaviors that support sustainable value generation.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is currently, or ever has been, an officer or employee of Rigel. No executive officer of Rigel has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

        Rigel has entered into indemnity agreements with all of our board members, including the members of our Compensation Committee, which provide, among other things, that the Company will indemnify each of them, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director of Rigel, and otherwise to the fullest extent permitted under Delaware law and Rigel's Bylaws.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(2)

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Compensation Committee
Gary A. Lyons
Keith A. Katkin
Walter H. Moos, Ph.D.

Finance Committee

        The Finance Committee of the Board was formed in September 2004. The Finance Committee reviews and approves the overall strategy, plans, policies and actions related to adjustments to Rigel's capital structure, certain financing arrangements and strategic collaborations for the Company. The following three directors were members of the Finance Committee for all of 2017: Mr. Lyons, Mr. Rodriguez and Mr. Goodwin. Other than Mr. Rodriguez, all members of Rigel's Finance Committee are independent (as "independence" is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Finance Committee met once during fiscal year 2017.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance guidelines for Rigel. In addition, our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

        In May of 2017, the Board approved amending the charter of the Nominating and Corporate Governance Committee to include the responsibilities of Enterprise Risk Assessment and Management and Health Care Compliance. The Committee periodically reviews and assesses the risk exposure of Rigel, prioritizing as appropriate, and makes recommendations to management pertaining to monitoring and minimizing findings in such assessments. The Nominating and Corporate Governance Committee also periodically meets with, and communicates directly with, the Chief Compliance Officer. The Nominating and Corporate Governance Committee has oversight responsibility to identify risks relating to Rigel and health care compliance, to understand the plans to mitigate such risks, and to ensure the Board is aware of any issues related to Rigel and health care compliance.

(2)
The material in this Report of the Compensation Committee of the Board is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

        The following four directors are the members of the Nominating and Corporate Governance Committee: Dr. Moos, Dr. Ringrose, Mr. Katkin and Dr. Kotzin. Dr. Kotzin joined the Nominating and Corporate Governance Committee on August 21, 2017. All members of the Nominating and Corporate Governance Committee are independent (as "independence" is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met twice during fiscal year 2017. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at http://phx.corporate-ir.net/External.File?item=UGFyZW50SUQ9Mzk0NjI4fENoaWxkSUQ9LTF8VHlwZT0z&t=1&cb=
636465622637350035.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications. The Nominating and Corporate Governance Committee will generally consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, demonstrating the ability to read and understand basic financial statements, having sufficient time to devote to the affairs of Rigel, possessing a reputation for personal integrity and ethics, having demonstrated excellence in his or her field, exhibiting the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Rigel's stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. The Nominating and Corporate Governance Committee also values diversity as a factor in selecting nominees to serve on the Board. Although there is no specific policy on diversity, the Nominating and Corporate Governance Committee considers the criteria noted above in selecting nominees for directors as well as the combined background, spectrum of experience and expertise of a nominee as enhancing the diversity of the Board. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Rigel and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers all factors, as it deems appropriate, given the current needs of the Board and Rigel, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to Rigel during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates, after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at least 120 days prior to the anniversary date of the mailing of Rigel's proxy statement for the preceding annual meeting of stockholders, addressed to the Legal Department, Rigel Pharmaceuticals, Inc. at 1180 Veterans Boulevard, South San Francisco,

CA 94080. The deadline for nominating a director for the 2019 Annual Meeting of Stockholders is December 4, 2018. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company's stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Scientific and Clinical Trial Advisory Committee

        In August 2015, the Board established a Scientific and Clinical Trial Advisory Committee. The following three directors are the members of the Scientific and Clinical Trial Advisory Committee: Dr. Moos, Dr. Ringrose and Dr. Kotzin. Dr. Kotzin joined the Scientific and Clinical Trial Advisory Committee on August 21, 2017. The primary function of the Scientific and Clinical Trial Advisory Committee is to assist the Board in undertaking its oversight responsibilities with respect to the Company's research and development activities as they related to the strategic and operating goals of the Company, and reporting to the Board about developments and strategy, at such times as the Committee determines to be appropriate. All members of Rigel's Scientific and Clinical Trial Advisory Committee are independent (as "independence" is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Scientific and Clinical Trial Advisory Committee met twice during fiscal year 2017.

Stockholder Communications with the Board of Directors

        To date, Rigel has not adopted a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate and timely responses are provided to stockholders. We believe our responsiveness to stockholder communications to the Board has been excellent. If a formal process for stockholder communications with the Board is adopted, we will publish it promptly and post it on Rigel's website.

        Persons interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Legal Department, Rigel Pharmaceuticals, Inc. at 1180 Veterans Boulevard, South San Francisco, CA 94080. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, Finance or Nominating and Corporate Governance Committee.

CODE OF CONDUCT

        We have adopted the Rigel Pharmaceuticals Code of Conduct that applies to all officers, directors and employees. If Rigel makes any amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, we intend to promptly disclose the nature of the amendment or waiver on our website. The Code of Conduct is available on our website at http://phx.corporate-ir.net/External.File?item=UGFyZW50SUQ9MzcyMDQ4fENoaWxkSUQ9LTF8VHlwZT0z&t=1&cb=
636265098822626021.

 PROPOSAL 2

APPROVAL OF THE RIGEL PHARMACEUTICALS, INC. 2018 EQUITY INCENTIVE PLAN

        We are asking our stockholders to approve the Rigel Pharmaceuticals, Inc. 2018 Equity Incentive Plan, or the 2018 Plan, at the annual meeting. The 2018 Plan was approved by our Board of Directors, or Board, on February 1, 2018, subject to approval by our stockholders. The 2018 Plan is intended to be the successor to the Rigel Pharmaceuticals, Inc. 2011 Equity Incentive Plan (the "2011 Plan"), the Rigel Pharmaceuticals, Inc. 2000 Equity Incentive Plan, as amended and restated (the "2000 Plan"), and the Rigel Pharmaceuticals, Inc. 2000 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") (together, the "Prior Plans"), but not the Rigel Pharmaceuticals, Inc. Inducement Plan (the "Inducement Plan"), which will remain outstanding.

Why We are Asking our Stockholders to Approve the 2018 Plan

        Currently, we maintain the Prior Plans to grant stock options, restricted stock units and other stock awards in order to provide long-term incentives to our employees, consultants and directors. Our board of directors decided to adopt and seek approval for the 2018 Plan as the successor to and continuation of the Prior Plans because it wanted to update the plan provisions to conform with current market practices.

        Approval of the 2018 Plan by our stockholders will allow us to continue to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board or Compensation Committee. The 2018 Plan will also allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

Requested Shares

        Subject to adjustment for certain changes in our capitalization, if this Proposal 2 is approved by our stockholders, the aggregate number of shares of our common stock that may be issued under the 2018 Plan will not exceed the sum of (i) the number of unallocated shares remaining available for the grant of new awards under the Prior Plans as of the effective date of the 2018 Plan (which is equal to 9,816,882 shares as of March 15, 2018), (ii) 5,000,000 new shares, and (iii) certain shares subject to outstanding awards granted under the Prior Plans that may become available for grant under the 2018 Plan as such shares become available from time to time (as further described below in "Description of the 2018 Equity Incentive Plan—Shares Available for Awards"). Approval of this Proposal 2 by our stockholders will not impact our Inducement Plan, which will remain outstanding.

        Based on historic grant practices, our Board has estimated that such aggregate number of shares should be sufficient to cover awards for the next two to three years.

Why You Should Vote to Approve the 2018 Plan

  Equity Awards Are an Important Part of Our Compensation Philosophy

        Our Board believes that our future success depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key personnel, non-employee directors, consultants and advisors. The Board believes that the issuance of equity awards is a key element underlying our ability to attract, retain and motivate key personnel, non-employee directors, consultants and advisors, and better aligns the interests of our personnel, non-employee directors, consultants and advisors with those of our stockholders. The 2018 Plan will allow us to continue to provide performance-based incentives to our eligible employees, non-employee directors, consultants and advisors. Therefore, the Board believes that the 2018 Plan is in the best interests of the Company and its stockholders and recommends a vote in favor of this Proposal 2.

  We Have Experienced and Expect to Continue to Experience Substantial Growth in Our Business

        The Board now believes that the 2018 Plan is necessary to ensure that the number of shares available for issuance is sufficient to allow us to continue to attract and retain the services of talented individuals essential to our long-term growth and financial success. We have expanded commercial group tremendously in recent months in anticipation of initiating commercial sales this year. Our Board strongly believes that the issuance of equity awards is a key element underlying our ability to attract, retain and motivate our employees, including our executives, and our consultants and advisors, and is a substantial contributing factor to our success and the growth of our business. So far we have relied significantly on equity incentives in the form of stock option awards to attract and retain key employees, and we believe that equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other employees. The adoption of the 2018 Plan and new share reserve of 5,000,000 shares will address the depletion to the Prior Plans' available share reserves that has occurred as a result of the recent corporate developments discussed above. In particular, an immediate increase to the share reserve will provide the Board with flexibility to make annual equity awards to eligible employees and new hires through the next two to three years.

  We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable

        We continue to believe that equity awards such as stock options are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our "burn rate," to ensure that we maximize stockholders' value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees and non-employee directors. The tables below show our responsible overhang and burn rate percentages.

  The Size of Our Share Reserve Request Is Reasonable

        If the 2018 Plan is approved by our stockholders, we expect to have approximately 14,300,000 shares available for grant after our annual meeting (based on shares available as of March 15, 2018 under the Prior Plans and anticipated grants underlying the hire of a sales force), which we anticipate being a pool of shares sufficient for grants through 2020, and necessary to provide a predictable amount of equity for attracting, retaining, and motivating employees. The size of our request is also reasonable in light of the equity granted to our employees and directors over the past year.

Key Plan Features

        The 2018 Plan includes provisions that are designed to protect our stockholders' interests and to reflect corporate governance best practices including:

  •
  No single trigger accelerated vesting upon change in control.  The 2018 Plan does not provide for any automatic mandatory vesting of awards upon a change in control.

  •
  No liberal share counting or recycling of appreciation awards.  The following shares will not become available again for issuance under the 2018 Plan: (i) shares underlying stock options or stock appreciation rights that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock award; (ii) shares underlying stock options or stock appreciation rights that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award; and (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of a stock option or a stock appreciation right.

  •
  Fungible share counting.  The 2018 Plan contains a "fungible share counting" structure, whereby the number of shares of our common stock available for issuance under the 2018 Plan will be reduced by (i) one share for each share issued pursuant to a stock option or stock appreciation right with an exercise price that is at least 100% of the fair market value of our common stock on the date of grant (an "Appreciation Award") granted under the 2018 Plan and (ii) 1.54 shares for each share issued pursuant to a stock award that is not an Appreciation Award (a "Full Value Award") granted under the 2018 Plan. As part of such fungible share counting structure, the number of shares of our common stock available for issuance under the 2018 Plan will be increased by (i) one share for each share that becomes available again for issuance under the terms of the 2018 Plan subject to an Appreciation Award and (ii) 1.54 shares for each share that becomes available again for issuance under the terms of the 2018 Plan subject to a Full Value Award.

  •
  Awards subject to forfeiture/clawback.  Awards granted under the 2018 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

  •
  Repricing is not allowed.  The 2018 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the 2018 Plan without prior stockholder approval.

  •
  Stockholder approval is required for additional shares.  The 2018 Plan does not contain an annual "evergreen" provision. The 2018 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

  •
  No liberal change in control definition.  The change in control definition in the 2018 Plan is not a "liberal" definition. A change in control transaction must actually occur in order for the change in control provisions in the 2018 Plan to be triggered.

  •
  No discounted stock options or stock appreciation rights.  All stock options and stock appreciation rights granted under the 2018 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

  •
  Administration by independent committee.  The 2018 Plan will be administered by the members of our Compensation Committee, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "independent" within the meaning of the NASDAQ listing standards.

  •
  Material amendments require stockholder approval.  Consistent with NASDAQ rules, the 2018 Plan requires stockholder approval of any material revisions to the 2018 Plan. In addition, certain other amendments to the 2018 Plan require stockholder approval.

  •
  Automatic non-employee director awards and limitation on non-employee director compensation.  The 2018 Plan contains provisions that call for automatic, non-discretionary grants to the non-employee members of our Board. In addition, the maximum amount of cash compensation that may be payable to any non-employee director shall not exceed $150,000 per year (subject to exceptions under extraordinary circumstances, where the non-employee director receiving any compensation in excess of such limit may not participate in the decision to award such compensation).

  •
  Restrictions on dividends.  The 2018 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Stockholder Approval

        If this Proposal 2 is approved by our stockholders, the 2018 Plan will become effective as of the date of the annual meeting and no additional awards will be granted under the Prior Plans (although all outstanding awards granted under the Prior Plans will continue to be subject to the terms and conditions as set forth in the agreements evidencing such awards and the terms of the plan from which it was issued). In the event that our stockholders do not approve this Proposal 2, the 2018 Plan will not become effective and the Prior Plans will continue to be effective in accordance with each of their terms.

Overhang

        The following table provides certain additional information regarding our equity incentive program.

As of March 15, 2018
Total number of shares of common stock subject to outstanding stock options	21,826,728
Weighted-average exercise price of outstanding stock options	$4.49
Weighted-average remaining term of outstanding stock options	6 years
Total number of shares of common stock subject to outstanding full value awards	0
Total number of shares of common stock available for grant under the 2011 Plan, the 2000 Plan and the Directors' Plan	9,816,882
Total number of shares of common stock available for grant under other equity incentive plans (the Rigel Pharmaceuticals, Inc. Inducement Plan)	60,000

As of Record Date
Total number of shares of common stock outstanding	147,369,132
Per-share closing price of common stock as reported on Nasdaq Global Select Market	$3.89

Burn Rate

        The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal year 2017.

Fiscal Year 2017
Total number of shares of common stock subject to stock options granted	4,048,675
Total number of shares of common stock subject to full value awards granted	0
Weighted-average number of shares of common stock outstanding	126,308,041
Burn Rate	3.2%

Description of the 2018 Equity Incentive Plan

        The material features of the 2018 Plan are described below. The following description of the 2018 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2018 Plan. Stockholders are urged to read the actual text of the 2018 Plan in its entirety, which is attached to this proxy statement as Appendix A.

Purpose

        The 2018 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of our company and our affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.

Successor to Prior Plans

        The 2018 Plan is intended to be the successor to the 2011 Plan, the 2000 Plan and the Directors' Plan. If the 2018 Plan is approved by our stockholders, no additional awards will be granted under any of the Prior Plans.

Types of Awards

        The terms of the 2018 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

        Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2018 Plan, or the Share Reserve, will not exceed the sum of (i) the number of unallocated shares remaining available for the grant of new awards under the Prior Plans as of the effective date of the 2018 Plan, (ii) 5,000,000 new shares, and (iii) any Prior Plans' Returning Shares (as defined below), as such shares become available from time to time.

        The "Prior Plans' Returning Shares" are shares subject to outstanding stock awards granted under the Prior Plans that, from and after the effective date of the 2018 Plan, (i) expire or terminate for any reason prior to exercise or settlement, (ii) are forfeited, cancelled or otherwise returned to us because of the failure to meet a contingency or condition required for the vesting of such shares, or (iii) other than with respect to outstanding stock options and stock appreciation rights granted under the Prior Plans with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant ("Prior Plans' Appreciation Awards"), are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award.

        The number of shares of our common stock available for issuance under the 2018 Plan will be reduced by (i) one share for each share of common stock issued pursuant to a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) 1.54 shares for each share of common stock issued pursuant to a full value award (i.e., any stock award that is not a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant).

        If (i) any shares of common stock subject to a stock award are not issued because the stock award expires or otherwise terminates without all of the shares covered by the stock award having been issued or is settled in cash, (ii) any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, or (iii) with respect to a full value award, any shares of common stock are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with the award, then such shares will again become available for issuance under the 2018 Plan (collectively, the "2018 Plan Returning Shares"). For each 2018 Plan Returning Share subject to a full value award, or Prior Plans' Returning Share subject to a stock award other than a Prior Plans' Appreciation Award, the number of shares of common stock available for issuance under the 2018 Plan will increase by 1.54 shares.

        Any shares of common stock reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock award will no longer be available for issuance under the 2018 Plan, including any shares subject to a stock award that are not delivered to a participant because the stock award is exercised through a reduction of shares subject to the stock award. In addition, any shares reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock option or stock appreciation right granted under the 2018 Plan or a Prior Plans' Appreciation Award, or any shares repurchased by us on the open market with the proceeds of the exercise or strike price of a stock option or stock appreciation right granted under the 2018 Plan or a Prior Plans' Appreciation Award will no longer be available for issuance under the 2018 Plan.

Eligibility

        All of our (including our affiliates') approximately 118 employees, 7 non-employee directors and 150 consultants as of March 15, 2018 are eligible to participate in the 2018 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2018 Plan only to our employees (including officers) and employees of our affiliates.

Non-Employee Director Compensation Limit

        Under the 2018 Plan, each person who is elected or appointed for the first time to be a non-employee member of our Board of Directors, or a "non-employee director", automatically shall, upon the date of his or her initial election or appointment to be a non-employee director by the Board or stockholders of the Company, be granted a stock option to purchase eighty thousand (80,000) shares of our common stock. However, at the election of a non-employee director on or before the date of such initial election or appointment, the non-employee director may instead receive a grant in the form of a restricted stock unit award that covers a number of shares that has a value equal to a stock option to purchase eighty thousand (80,000) shares of our common stock (calculating such value based on the grant date fair value of each of the stock option and restricted stock unit for financial reporting purposes). On the day following each annual meeting, commencing with the annual meeting in 2018, each person who is then a non-employee director automatically will be granted a stock option to purchase forty thousand (40,000) shares of our common stock; provided, however, that (i) at the election of a non-employee director on or before the day following each annual meeting, the non-employee director may instead receive a grant in the form of a restricted stock unit award that covers a number of shares that has a value equal to a stock option to purchase forty thousand (40,000) shares of our common stock (calculating such value based on the grant date fair value of each of the stock option and restricted stock unit for financial reporting purposes), and (ii) if the person has not been serving as a non-employee director for the entire period since the preceding annual meeting, then the number of shares subject to such automatic grant will be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve as a non-employee director. All such option grants will have an exercise price per share equal to the fair market value of our common stock on the date of grant. Each initial grant for a non-employee director will vest over a three year period or in equal monthly installments between the director's date of appointment and the first Annual Meeting at which they will be considered for election to the Board by stockholders, and each annual grant for a non-employee director will vest over a three year period, in each case subject to the director's continuing service on our Board of Directors. In addition, the maximum amount of cash compensation that may be payable to any non-employee director shall not exceed $150,000 per year, subject to exceptions under extraordinary circumstances, where the non-employee director receiving any compensation in excess of such limit may not participate in the decision to award such compensation.

Administration

        The 2018 Plan will be administered by our Board, which may in turn delegate authority to administer the 2018 Plan to a committee. Our Board has delegated concurrent authority to administer the 2018 Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. The Board and the Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 2. Subject to the terms of the 2018 Plan, the Plan Administrator, may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the 2018 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the 2018 Plan.

        The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

        Under the 2018 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.

Stock Options

        Stock options may be granted under the 2018 Plan pursuant to stock option agreements. The 2018 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

        The exercise price of a stock option granted under the 2018 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see "Limitations on Incentive Stock Options" below), may not be less than 110% of such fair market value.

        The term of stock options granted under the 2018 Plan may not exceed ten years and, in some cases (see "Limitations on Incentive Stock Options" below), may not exceed five years. Except as otherwise provided in a participant's stock option agreement or other written agreement with us or one of our affiliates, if a participant's service relationship with us or any of our affiliates (referred to in this Proposal 2 as "continuous service") terminates (other than for cause and other than upon the participant's death or disability), the participant may exercise any vested stock options for up to three months following the participant's termination of continuous service. Except as otherwise provided in a participant's stock option agreement or other written agreement with us or one of our affiliates, if a participant's continuous service terminates due to the participant's disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant's termination due to the participant's disability or for up to 18 months following the participant's death. Except as explicitly provided otherwise in a participant's stock option agreement or other written agreement with us or one of our affiliates, if a participant's continuous service is terminated for cause (as defined in the 2018 Plan), all stock options held by the participant will terminate upon the participant's termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant's stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant's termination of continuous service (other than for cause and other than upon the participant's death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant's termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

        Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2018 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

        Stock options granted under the 2018 Plan may become exercisable in cumulative increments, or "vest," as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2018 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

        The Plan Administrator may impose limitations on the transferability of stock options granted under the 2018 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2018 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant's death.

Limitations on Incentive Stock Options

        The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

  •
  the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

  •
  the term of the ISO must not exceed five years from the date of grant.

        Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2018 Plan is 39,070,403 shares.

Stock Appreciation Rights

        Stock appreciation rights may be granted under the 2018 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2018 Plan.

Restricted Stock Awards

        Restricted stock awards may be granted under the 2018 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant's services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant's termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

        Restricted stock unit awards may be granted under the 2018 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant's restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant's termination of continuous service for any reason.

Performance Awards

        The 2018 Plan allows us to grant performance stock awards.

        A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator in its discretion. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

        Performance goals under the 2018 Plan will be based on any one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total stockholder return; (vi) return on equity; (vii) return on assets, investment, or capital employed; (viii) operating margin; (ix) gross margin; (x) operating income; (xi) net income (before or after taxes); (xii) net operating income; (xiii) net operating income after tax; (xiv) pre- and after-tax income; (xv) pre-tax profit; (xvi) operating cash flow; (xvii) sales or revenue targets; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) total stockholder return; (xxxi) stockholders' equity; and (xxxii) other measures of performance selected by the Plan Administrator.

        Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any items that are "unusual" in nature or occur "infrequently" as determined under generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments selected by the Plan Administrator.

        In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

        Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the 2018 Plan. Subject to the terms of the 2018 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

        Awards granted under the 2018 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.

Changes to Capital Structure

        In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2018 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction

        The following applies to stock awards under the 2018 Plan in the event of a corporate transaction (as defined in the 2018 Plan), unless otherwise provided in a participant's stock award agreement or other written agreement with us or one of our affiliates or in any director compensation policy or unless otherwise expressly provided by the Plan Administrator at the time of grant.

        In the event of a corporate transaction, any stock awards outstanding under the 2018 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction ("Current Participants"), the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than Current Participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

        In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the Plan Administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the value of the property the participant would have received upon exercise of such stock award immediately prior to the effective time of the corporate transaction (including, at the discretion of the Plan Administrator, any unvested portion of such stock award) over (ii) any exercise price payable in connection with such exercise.

        For purposes of the 2018 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

        Under the 2018 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2018 Plan and described below) as may be provided in the participant's stock award agreement, in any other written agreement with us or one of our affiliates or in our director compensation policy, but in the absence of such provision, no such acceleration will occur. In addition, upon a change in control, all stock awards held by each director who is not an employee and whose continuous service has not terminated immediately prior to the change in control shall become fully vested and exercisable immediately prior to the effectiveness of such change in control.

        For purposes of the 2018 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity's combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (iv) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.

        The acceleration of vesting of an award in the event of a corporate transaction or a change in control event under the 2018 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

Plan Amendments and Termination

        The Plan Administrator will have the authority to amend or terminate the 2018 Plan at any time. However, except as otherwise provided in the 2018 Plan or an award agreement, no amendment or termination of the 2018 Plan may materially impair a participant's rights under his or her outstanding awards without the participant's consent. We will obtain stockholder approval of any amendment to the 2018 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the 2018 Plan after the tenth anniversary of the date the 2018 Plan was adopted by our Board.

U.S. Federal Income Tax Consequences

        The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2018 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2018 Plan. The 2018 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

        Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant's tax basis in those shares will be equal to his or her fair market value on the date of exercise of the stock option, and the participant's capital gain holding period for those shares will begin on that date.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

        The 2018 Plan provides for the grant of stock options that are intended to qualify as "incentive stock options," as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant's tax basis in that share will be long-term capital gain or loss.

        If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

        For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant's alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

        We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

        Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

        Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

        Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

	2018 Equity Incentive Plan
Name and position	Dollar value		Number of shares
Raul R. Rodriguez President and Chief Executive Officer		(1)		(1)
Ryan D. Maynard Former Executive Vice President, Chief Financial Officer		(1)		(1)
Dolly A. Vance Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary		(1)		(1)
Anne-Marie Duliege Executive Vice President, Chief Medical Officer		(1)		(1)
Eldon C. Mayer, III Executive Vice President, Chief Commercial Officer		(1)		(1)
All current executive officers as a group		(1)		(1)
All current directors who are not executive officers as a group		(2)		(2)
All employees, including all current officers who are not executive officers, as a group		(1)		(1)

(1)
Awards granted under the 2018 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2018 Plan, and our Board and our Compensation Committee have not granted any awards under the 2018 Plan subject to stockholder approval of this Proposal 2. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2018 Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2017 if the 2018 Plan had been in effect, are not determinable.

(2)
The 2018 Plan includes automatic, non-discretionary awards to our non-employee directors as follows: Each person who is elected or appointed for the first time to be a non-employee member of our Board of Directors, or a "non-employee director", automatically shall, upon the date of his or her initial election or appointment to be a non-employee director by the Board or stockholders of the Company, be granted a stock option to purchase eighty thousand (80,000) shares of our common stock. However, at the election of a non-employee director on or before the date of such initial election or appointment, the non-employee director may instead receive a grant in the form of a restricted stock unit award that covers a number of shares that has a value equal to a stock option to purchase eighty thousand (80,000) shares of our common stock (calculating such value based on the grant date fair value of each of the stock option and restricted stock unit for financial reporting purposes). On the day following each annual meeting, commencing with the annual meeting in 2018, each person who is then a non-employee director automatically will be granted a stock option to purchase forty thousand (40,000) shares of our common stock; provided, however, that (i) at the election of a non-employee director on or before the day after the annual meeting, the non-employee director may instead receive a grant in the form of a restricted stock unit award that covers a number of shares that has a value equal to a stock option to purchase forty thousand (40,000) shares of our common stock (calculating such value based on the grant date fair value of each of the stock option and restricted stock unit for financial reporting purposes), and (ii) if the person has not been serving as a non-employee director for the entire period since the preceding annual meeting, then the number of shares subject to such automatic grant will be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve as a non-employee director. All option grants will have an exercise price per share equal to the fair market value of our common stock on the date of grant. Each initial grant for a non-employee director will vest over a three year period or in equal monthly installments between the director's date of appointment and the first Annual Meeting at which they will be considered for election to the Board by stockholders, and each annual grant for a non-employee director will vest over a three year period, in each case subject to the director's continuing service on our Board of Directors. After the date of the annual meeting, any such awards will be granted under the 2018 Plan if this Proposal 2 is approved by our stockholders. For additional information regarding our compensation policy for non-employee directors, see the "Director Compensation" section below.

  REQUIRED VOTE

        Stockholders are requested in this Proposal 2 to approve the 2018 Plan described above. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the 2018 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The 2018 Plan will not go into effect if our stockholders do not vote "FOR" the approval of the 2018 Plan. A copy of the 2018 Plan is appended to this proxy statement as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        At the 2011 Annual Meeting, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a "say-on-pay vote," every year, and confirmed this preference at the 2017 Annual Meeting. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Board is again asking the stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules.

        This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. The compensation of our Named Executive Officers subject to the vote is disclosed in the Compensation Discussion and Analysis section, the compensation tables and the related narrative disclosure contained in this proxy statement.

        As discussed in the Compensation Discussion and Analysis section of this proxy statement, we believe that our compensation policies and decisions are designed to motivate our management team to create long-term value for our stockholders by achieving strategic business objectives while effectively managing the risks and challenges inherent in a clinical stage biotechnology company. Further, we believe that our long-term success depends in large measure on the talents of our employees. Our compensation system plays a significant role in our ability to attract, retain and motivate the highest quality workforce and experienced executives to lead us successfully in a competitive environment. We believe that our current executive compensation program directly links executive compensation to performance, aligning the interests of our executive officers with those of our stockholders. We encourage you to review carefully the "Compensation Discussion and Analysis" beginning on page 49 of this proxy statement and the tabular and other disclosures on executive compensation beginning on page 62 of this proxy statement.

        Accordingly, our Board is asking our stockholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement by casting a non-binding advisory vote "For" the following resolution:

        "RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        Because the vote is advisory, it is not binding on the Board or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

        Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

 PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

        In connection with the audit of the 2017 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit and interim review services for the Company, which engagement agreement is subject to alternative dispute resolution procedures.

        The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2017 and December 31, 2016 by Ernst & Young LLP, the Company's independent registered public accounting firm (in thousands).

	Fiscal Year Ended
	2017	2016
Audit fees	$1,054	$902
Audit-related fees	—	—
Tax fees	—	—
All other fees	$2	—
Total fees	$1,056	$902

        "Audit fees" consist of fees billed for professional services rendered for the audit of our financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Audit fees in 2017 and 2016 included $75,000 and $80,000, respectively, fees associated with our "at-the-market" public offering and $118,000 and $34,000, respectively, related to two underwritten public offerings, which were completed in February and October 2017.

        "Audit-related fees" consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." No such fees were billed during either fiscal year 2017 or 2016.

        "Tax fees" include fees for tax compliance, tax planning and tax advice. No tax fees were billed in 2017 or 2016.

        "All other fees" consist of fees for products and services other than the services described above.

        All fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee pre-approves all audit and permissible non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm, or on an individual, explicit case-by-case basis, before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

 PROPOSAL 5

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        The Board of Directors is requesting shareholder approval of an amendment to the Company's Certificate of Incorporation to increase the Company's authorized number of shares of common stock from 200,000,000 shares to 400,000,000 shares.

        The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company's common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware.

        The following table sets forth certain information with respect to the Company's Common Stock as of March 15, 2018:

Common Stock	As of March 15, 2018
Shares presently authorized for issuance	200,000,000
Shares issued and outstanding	147,254,132
Shares reserved for issuance under outstanding warrants and pursuant to equity compensation plans	33,819,178
Shares reserved for issuance under the Controlled Equity Offering	0
Shares presently available for issuance	18,926,690
Shares that will be available for issuance if Proposal Five is adopted	218,926,690

        Although, at present, the Board of Directors has no other plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further shareholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the Company's business or product lines through the acquisition of other businesses or products; and other purposes.

        The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used to oppose a hostile takeover attempt or to delay or prevent changes in control or management. For example, without further shareholder approval, the Board could adopt a "poison pill" which would, under certain circumstances related to an acquisition of shares not approved by the Board of Directors, give certain holders the right to acquire additional shares of common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that approval of proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

        The affirmative vote of the holders of a majority of the outstanding shares of the common stock, will be required to approve this amendment to the Company's Certificate of Incorporation, the form of which is set forth in Appendix B. Brokerage firms have authority to vote customers' non-voted shares held by the firms in street name on this Proposal 5. If a broker does not exercise this authority, such broker non-votes will have the same effect as a negative vote. Abstentions will also have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 5.

 MANAGEMENT
EXECUTIVE OFFICERS

        Set forth below is the name, age, position and a brief summary of the business experience of each of our executive officers as of January 31, 2018.

Name	Age	Position
Raul R. Rodriguez	57	President and Chief Executive Officer and Director
Dolly A. Vance	53	Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary
Esteban Masuda, Ph.D.	56	Senior Vice President, Research
Anne-Marie Duliege, M.D.	58	Executive Vice President and Chief Medical Officer
Eldon C. Mayer III	56	Executive Vice President and Chief Commercial Officer
Joseph Lasaga	43	Vice President, Business Development and Alliance Management

        Raul R. Rodriguez's biography is set forth under the heading "Proposal 1—Election of Directors" above.

        Dolly A. Vance has served as our Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary since May 2010. Ms. Vance had been serving as Senior Vice President, General Counsel and Corporate Secretary since January 2007 and Vice President and General Counsel since January 2003. She joined Rigel in September 2000 as Rigel's first in-house counsel. Until September 2000, she was at the law firm of Flehr Hohbach Test Albritton & Herbert LLP (now Dorsey & Whitney LLP), where she was a partner. Prior to law school she worked in various research laboratories, including the laboratory of Norman Davidson at California Institute of Technology. She holds a Bachelor's degree from University of California, San Diego and a J.D. from Boston University School of Law.

        Esteban Masuda, Ph.D. was appointed Senior Vice President, Research in September 2016. Before being named to that position, Dr. Masuda held the title of Senior Vice President, Immunology since 2013. He joined Rigel as a scientist in 1998. He has worked on and led numerous drug discovery projects in inflammatory and allergic diseases, and served as the first project leader of the program that led to the discovery of fostamatinib. His work has resulted in: moving several product candidates into clinical development; establishing various corporate partnerships; producing 57 publications; and issuing 49 U.S. patents. Prior to joining Rigel, Dr. Masuda spent seven years at DNAX Research Institute of Molecular and Cellular Biology in cytokine biology. He received a B.S. in biochemistry from University of California, Riverside and a Ph.D. in molecular genetics from Hiroshima University, Japan.

        Anne-Marie Duliege, M.D. M.S. has served as our Executive Vice President and Chief Medical Officer since March 2016. Prior to joining Rigel, Dr. Duliege was Chief of Strategic Development and Head of Immuno-oncology at ChemoCentryx, Inc. From 2004 to 2013, Dr. Duliege was at Affymax Inc., initially as Vice President, Clinical, Medical and Regulatory Affairs, and then as Chief Medical Officer. At Affymax, she grew the Clinical Development organization and successfully managed the development of its first marketed product through international clinical studies, resulting in NDA approval by the FDA. In that role, she was responsible for working closely with the FDA on product label and post-marketing requirements, as well as the strategy and implementation of significant post-launch epidemiological studies. She was also responsible for providing critical pipeline development results in support of the Affymax initial public offering and follow-on public offerings, led a major partnership with Takeda, Inc. and contributed to business development projects. Before Affymax, Dr. Duliege worked at Chiron and Genentech. Dr. Duliege received her Doctorate of Medicine, her certification in Pediatrics, and an M.S. in Biostatistics from Paris Medical School, and an M.S. in Epidemiology from the Harvard School of Public Health. She is an Adjunct Clinical Assistant Professor at Stanford's School of Medicine and the Lucile Packard Children's Hospital. She also serves on the board of the CIRM, the California Institute for Regenerative Medicine.

        Eldon C. Mayer III was appointed as Executive Vice President and Chief Commercial Officer in October 2016. Prior to joining Rigel, Mr. Mayer successfully led the commercial strategy function at Questcor Pharmaceuticals, a Specialty BioPharma company that focused on serious, ultra-rare diseases. As head of commercial operations, Mr. Mayer launched a drug in many new indications, building out a specialty commercial team from 10 to nearly 500 people and growing annual sales to over $1 billion. Prior to that, he held positions of increasing responsibility at a number of biopharma companies including Schering-Plough, ALZA, Chiron, and Connetics, in functional areas including strategic planning, marketing, sales, market research/analytics, operations and finance. Mr. Mayer serves as a member of the Board of Directors for Eiger BioPharmaceuticals, Inc., Promet Therapeutics LLC and the National Community Oncology Dispensing Association. Mr. Mayer holds a BS in Finance from Fairleigh Dickinson University and an MBA in Marketing from Syracuse University.

        Joseph Lasaga was appointed Vice President, Business Development and Alliance Management in October 2016. Prior to rejoining Rigel, Mr. Lasaga was Vice President, Business Development and Alliance Management at Galena Biopharma, Inc., where he was responsible for managing corporate and business development strategy and activities. From 2010 until 2014, Mr. Lasaga was Director, and later named Senior Director, Business Development at Nektar Therapeutics, where he led licensing activities, managed key alliances and structured research collaborations. He began his career at Rigel in 1998, working in research before moving into business development, most recently as Associate Director. In that role, he served as the alliance manager for all of Rigel's partners, was an integral member of the negotiating team for Rigel's outlicensing of fostamatinib to AstraZeneca in early 2010, and managed all other aspects of business development. Mr. Lasaga graduated from San Jose State University with a B.S. in Molecular Biology and earned his M.B.A. in Marketing from San Francisco State University.

        Our executive officers are appointed by our Board and serve until their successors are elected or appointed. There are no family relationships among any of our directors or executive officers.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        As of January 31, 2018, stock options covering an aggregate of 21,902,076 shares of common stock were outstanding under the 2011 Equity Incentive Plan (the "2011 Plan"), the 2000 Equity Incentive Plan (the "2000 Plan"), the Inducement Plan, and the 2000 Non-Employee Directors' Plan (the "Directors' Plan") (12,451,541 under the 2011 Plan, 6,202,535 under the 2000 Plan, 1,818,000 under the Inducement Plan and 1,430,000 under the Directors' Plan), and 9,987,784 shares of common stock (plus any shares that might in the future be returned to the 2011 Plan, the 2000 Plan, the Inducement Plan and the Directors' Plan as a result of the repurchase of shares or the cancellation or expiration of options) remained available for future grant under the 2011 Plan, the 2000 Plan, the Inducement Plan and the Directors' Plan (3,452,790 shares under the 2011 Plan, 5,916,812 shares under the 2000 Plan, 60,000 shares under the Inducement Plan, and 558,182 shares under the Directors' Plan). The weighted average exercise price of all options outstanding as of January 31, 2018 was approximately $4.49 ($3.87 for shares under the 2011 Plan, $6.00 for shares under the 2000 Plan, $3.38 for shares under the Inducement Plan, and $4.72 for shares under the Directors' Plan), and the weighted average remaining term of such options was approximately 6.04 years (6.72 years under the 2011 Plan, 3.59 years under the 2000 Plan, 9.27 years under the Inducement Plan, and 6.72 years under the Directors' Plan). Except as set forth above, as of January 31, 2018, there were no shares of common stock that were subject to issuance upon the exercise of outstanding non-compensatory warrants and no other shares were subject to issuance upon the conversion of any convertible securities. A total of 147,369,132 shares of common stock were outstanding as of the record date.

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2017.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	18,723,140	$5.64	13,697,264	(1)
Equity compensation plans not approved by security holders	1,685,000	$3.32	115,000	(2)
Total	20,408,140	$5.45	13,812,264	(1)

(1)
Includes 2,115,568 shares of common stock authorized for future issuance under the Purchase Plan.

(2)
Represents shares of stock authorized for future issuance under the Inducement Plan.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of January 31, 2018 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Unless otherwise indicated, the address for each beneficial owner listed below is: c/o Rigel Pharmaceuticals, Inc., 1180 Veterans Boulevard, South San Francisco, CA 94080.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Five percent stockholders
Entities Affiliated with FMR LLC(2) 245 Summer Street Boston, MA 02109	21,973,663	14.94%
Wellington Management Company, LLP(3) 348 Congress Street Boston, MA 02210	20,295,036	13.8%
Entities Affiliated with BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	11,225,669	7.63%
Entities Affiliated with Great Point Partners, LLC(5) 165 Mason St., 3rd Floor Greenwich, CT 06830	7,888,581	5.36%
Entities Affiliated with OppenheimerFunds, Inc.(6) 225 Liberty Street New York, NY 10281	5,010,160	3.41%
Directors and executive officers
Raul R. Rodriguez(7)	3,017,225	2.01%
Dolly A. Vance(8)	1,601,312	1.08%
Ryan D. Maynard(9)	1,405,800	*
Esteban Masuda(10)	480,154	*
Anne-Marie Duliege, M.D.(11)	264,375
Eldon C. Mayer III(12)	147,808	*
Joseph Lasaga(13)	73,203	*
Bradford S. Goodwin(14)	233,333	*
Walter H. Moos, Ph.D.(15)	225,555	*
Peter S. Ringrose, Ph.D.(16)	223,333	*
Gary A. Lyons(17)	223,333	*
Stephen A. Sherwin, M.D.(18)	190,000	*
Keith A. Katkin(19)	153,333	*
Gregg A. Lapointe(20)	66,666	*
Brian L. Kotzin(21)	62,222	*
All executive officers and directors as a group (15 persons)(22)	8,367,652	5.38%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 147,107,882 shares of the common stock of the Company outstanding on January 31, 2018, adjusted as required by rules.

(2)
FMR LLC is a parent holding company and is the beneficial owner of 21,973,663 shares with sole voting power with respect to 6,591,746 shares and sole dispositive power with respect to all of the shares. Fidelity

  Growth Company Fund, is the beneficial owner of 10,665,851 shares of the common stock outstanding and has sole voting power with respect to 10,665,851 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

(3)
Wellington Management Group LLP, formerly known as Wellington Management Company, LLP, ("Wellington Management"), an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) promulgate under the Exchange Act, may be deemed to have beneficial ownership of 20,295,036 shares of the common stock of the Company that are held of record by clients of Wellington Management. Wellington Management has shared voting power over 18,182,272 shares. Those clients have the right to receive, or the power to direct the receipt of, dividends or the proceeds from the sale of such securities. No such client is known to have such right or power with respect to more than five percent of the Company's common stock.

(4)
BlackRock, Inc. possesses sole voting power over 10,934,006 shares and sole dispositive power over 11,225,669 shares.

(5)
Biomedical Value Fund, L.P. ("BVF") is the record owner of 2,095,667 shares of Common Stock (the "BVF Shares"). Great Point Partners, LLC ("Great Point") is the investment manager of BVF, and by virtue of such status may be deemed to be the beneficial owner of the BVF Shares. Each of Dr. Jeffrey R. Jay, M.D. ("Dr. Jay"), as senior managing member of Great Point, and Mr. David Kroin ("Mr. Kroin"), as special managing member of Great Point, has voting and investment power with respect to the BVF Shares, and therefore may be deemed to be the beneficial owner of the BVF Shares. Biomedical Offshore Value Fund, Ltd. ("BOVF") is the record owner of 2,996,946 shares of Common Stock (the "BOVF Shares"). Great Point is the investment manager of BOVF, and by virtue of such status may be deemed to be the beneficial owner of the BOVF Shares. Each of Dr. Jay, as senior managing member of Great Point, and Mr. Kroin, as special managing member of Great Point, has voting and investment power with respect to the BOVF Shares, and therefore may be deemed to be the beneficial owner of the BOVF Shares. GEF-SMA, LP ("GEF-SMA") is the record owner of 2,234,887 shares of Common Stock (the "GEF-SMA Shares"). Great Point is the investment manager of GEF-SMA, and by virtue of such status may be deemed to be the beneficial owner of the GEF-SMA Shares. Each of Dr. Jay, as senior managing member of Great Point, and Mr. Kroin, as special managing member of Great Point, has voting and investment power with respect to the GEF-SMA Shares, and therefore may be deemed to be the beneficial owner of the GEF-SMA Shares. Class D Series of GEF-PS, L.P. ("GEF-PS") is the record owner of 561,081 shares of Common Stock (the "GEF-PS Shares"). Great Point is the investment manager of GEF-PS and by virtue of such status may be deemed to be the beneficial owner of the GEF-PS Shares. Each of Dr. Jay, as senior managing member of Great Point, and Mr. Kroin, as special managing member of Great Point, has voting and investment power with respect to the GEF-PS Shares, and therefore may be deemed to be the beneficial owner of the GEF-PS Shares

(6)
OppenheimerFunds, Inc. is the beneficial owner of 5,010,160 shares with sole dispositive power with respect to all of the shares.

(7)
Includes 2,960,208 shares subject to stock options that are exercisable within 60 days.

(8)
Includes 1,596,375 shares subject to stock options that are exercisable within 60 days.

(9)
Includes 1,405,800 shares subject to stock options that are exercisable within 60 days.

(10)
Includes 461,458 shares subject to stock options that are exercisable within 60 days.

(11)
Includes 259,375 shares subject to stock options that are exercisable within 60 days.

(12)
Includes 137,808 shares subject to stock options that are exercisable within 60 days.

(13)
Includes 72,703 shares subject to stock options that are exercisable within 60 days.

(14)
Includes 223,333 shares subject to stock options that are exercisable within 60 days.

(15)
Includes 223,333 shares subject to stock options that are exercisable within 60 days.

(16)
Includes 223,333 shares subject to stock options that are exercisable within 60 days.

(17)
Includes 223,333 shares subject to stock options that are exercisable within 60 days.

(18)
Includes 190,000 shares subject to stock options that are exercisable within 60 days.

(19)
Includes 153,333 shares subject to stock options that are exercisable within 60 days.

(20)
Includes 66,666 shares subject to stock options that are exercisable within 60 days.

(21)
Includes 62,222 shares subject to stock options that are exercisable within 60 days.

(22)
Includes shares owned by and granted to executive officers and directors. Includes 8,259,280 shares subject to stock options that are exercisable within 60 days, as described in the notes above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This section explains our executive compensation program and philosophy, our compensation-setting process, our executive compensation program components, and the decisions made in 2017 and resulting pay-out thereunder with respect to the compensation of each of the following executive officers, who are referred to in this Compensation Discussion and Analysis and in the subsequent tables as our "Named Executive Officers":

  •
  Raul R. Rodriguez, our President and Chief Executive Officer;

  •
  Ryan D. Maynard, our former Executive Vice President and Chief Financial Officer;

  •
  Dolly A. Vance, our Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary;

  •
  Anne-Marie Duliege, M.D., our Executive Vice President and Chief Medical Officer; and

  •
  Eldon C. Mayer, III, our Executive Vice President and Chief Commercial Officer.

2017 Management Changes

        On December 11, 2017, Mr. Maynard notified us of his intention to resign his position with the Company. Mr. Maynard remained an employee of the Company until December 31, 2017, at which time his employment terminated and he became a consultant to the Company to provide advice regarding the transition of responsibilities. In connection with Mr. Maynard's continued employment through December 31, 2017 and in exchange for a full general release of claims and continued compliance with the Employee Confidential Information and Inventions Agreement, Mr. Maynard received: (i) a lump sum payment equal to nine months of his base salary in 2017; (ii) payments of COBRA premiums for Mr. Maynard and dependents for up to nine months following his separation date; (iii) accelerated vesting of any of Mr. Maynard's time-based stock option grants that would have vested through September 30, 2018; (iv) continued eligibility for vesting through September 30, 2018 of any of Mr. Maynard's performance-based stock option grants; (v) extended exercisability of the vested portion of such options until September 30, 2019; and (vi) a consulting agreement with the Company for six months to be used as needed by the Company for advice regarding the transition of responsibilities at a rate to be negotiated in good faith by the parties.

Overview of Compensation Program and Philosophy

        Our executive officer compensation program is intended to meet three principal objectives:

  •
  Retain key executive talent and motivate our management team to create long-term value for our stockholders by achieving our strategic business objectives;

  •
  Effectively manage the risks and challenges inherent in a clinical stage biotechnology company; and

  •
  Ensure that a material portion of compensation is tied to company performance, including the achievement of strategic business objectives, product development, financial performance and cash position.

        Based on this philosophy, our performance-driven compensation program consists of three components: base salary, short-term cash incentive compensation, and long-term equity incentive compensation. Our Compensation Committee has determined that these three components, with a substantial portion of total compensation allocated to "at-risk" performance-based incentives through the use of short-term and long-term incentive compensation, best align the interests of our executive officers with those of our stockholders. While our Compensation Committee does not have any formal policies for allocating compensation among the three components, our Compensation Committee reviews relevant market compensation data and uses its judgment to determine the appropriate level and mix of compensation on an annual basis to ensure that compensation is competitive, targeting the 50th percentile of similarly-situated executives among our peers, and that we are able to attract and retain capable executive officers to work for our long-term prosperity and stockholder value, without taking unnecessary or excessive risks.

        The following key governance features underlie our compensation program:

  •
  Our executive compensation programs are administered by our Compensation Committee comprised solely of independent directors.

  •
  Our executive compensation programs are structured to avoid inappropriate risk taking by our executive officers. Please see the discussion entitled "Risk Assessment of Compensation Policies and Practices" beginning on page 18 for more information on how our Compensation Committee concluded that the risks arising from our employee compensation programs do not encourage excessive risk-taking or create risks that are reasonably likely to have a material adverse effect on us and instead encourage behaviors that support sustainable value generation.

Response to Say-on-Pay Vote

        Our Compensation Committee values the opinions of our stockholders and considers the outcome of each non-binding advisory stockholder vote on the compensation program for our named executive officers, commonly referred to as a "say on pay" vote, when we make compensation decisions for the members of our executive team, including the Named Executive Officers.

        In May of 2016 we held a "say-on-pay" vote on executive compensation at our 2016 annual stockholder meeting. Our stockholders again approved, on an advisory basis, the "say-on-pay" vote proposal. However, just over 70% of stockholders voting on such matter voted in favor of the proposal, which proposal had received over 99% of voting stockholder support the year before. In response to this change in stockholder support for our executive compensation from 2015 to 2016, we consulted industry experts, advisors and some of our stakeholders, and we believe the change in stockholder support was primarily driven by two components: (1) the combination of an increase in the number of stock option grants to the CEO over the prior year and increase in the CEO's total compensation without a contemporary increase in total stockholder return (TSR), and (2) concerns with incomplete disclosure of short-term incentive performance goals. Given this feedback, we took the following steps in 2017: (A) we did not make any changes to the base salaries of our named executive officers for 2017, (B) we provided that 50% of the equity compensation granted to our executive officers in January 2017 are subject to performance-based vesting, (C) we enhanced our proxy disclosure in 2017 to provide a detailed explanation of the circumstances of the compensation decisions for 2015 and 2016 to provide perspective and rationale for why these decisions were believed to be reasonable, and (D) we provided more detail in our 2017 proxy about the short-term incentive performance goals.

        We held a subsequent "say-on-pay" vote on executive compensation at our annual stockholder meeting in 2017. Our stockholders approved, on an advisory basis, the "say-on-pay" vote proposal, with over 99% of stockholders voting on such matter voting in favor of the proposal. Our Compensation Committee will continue to consider stockholder concerns and feedback in the future.

Business Highlights

        From a business perspective, 2017 was a transformative year for Rigel, both in the clinic and in its corporate structure. Since the beginning of 2017, our clinical efforts yielded the following significant events:

  •
  In January 2017, we reported that the prospectively defined platelet response in the 049 study for placebo recipients from the parent studies continued to show statistical significance, and a post-study analysis of an overall response in the combined 047 and 048 studies, including stable and intermediate responses, was also positive.

  •
  In January 2017, we also announced that the first cohort (low dose) in the phase 2 study of fostamatinib in IgA nephropathy was completed in 2016 and fostamatinib was shown to be well tolerated, with data suggesting a trend towards improvement (reduction) in proteinuria, the primary end point.

  •
  In addition, in January 2017 we announced that we expect results for stage 1 of the phase 2 AIHA study, as well as selection of a molecule from our IRAK program for preclinical development, in 2017.

  •
  In March 2017 we reported that we received a $3.3 million milestone payment from BerGenBio AS, pursuant to our license agreement with them, for the advancing of the small molecule AXL kinase inhibitor BGB324 into a phase 2 clinical study.

  •
  In April 2017, we announced the filing of a new drug application (NDA) with the U.S. Food and Drug Administration (FDA) for use of fostamatinib, our investigational product candidate, fostamatinib disodium, an oral spleen tyrosine kinase (SYK) inhibitor, to treat patients with chronic and persistent immune thrombocytopenia (ITP).

  •
  Also in April, we reported that the FDA conditionally accepted the proprietary name TAVALISSE™ for fostamatinib.

  •
  In June 2017 we announced that the FDA had accepted our NDA for fostamatinib for the treatment of chronic ITP.

  •
  In August 2017 we announced that a molecule from its IRAK program had been selected for preclinical development.

  •
  In October 2017, following our mid-cycle meeting with the FDA, we announced that the FDA did not plan on holding an Oncology Drug Advisory Committee meeting to discuss our NDA, and that they anticipated meeting the Prescription Drug User Fee Act (PDUFA) date of April 17, 2018 for completion of our NDA review.

  •
  Also in October 2017, we reported that, on a top-line, preliminary basis, fostamatinib had achieved the pre-specified primary efficacy endpoint in stage 1 of our phase 2 study in autoimmune hemolytic anemia.

  •
  In November 2017, we announced that we completed enrollment of the second cohort of our Phase 2 study of fostamatinib in IgA Nephropathy (IgAN).

        In part in preparation for our transition to a fully vertically integrated pharmaceutical company, Rigel also saw changes in management. Since the beginning of 2017, we have experienced the following:

  •
  In August 2017, we reported the hiring of three key personnel: Dana Pizzuti as Sr. Vice President of Regulatory Affairs and Clinical Quality Assurance, Giovanna Matthews as Executive Director, Market Access, and Sandra Tong, M.D. as Vice President, Clinical Science and Drug Safety.

  •
  Also in August, we announced the appointment of Brian Kotzin, M.D. to our Board of Directors.

  •
  In November 2017, we announced the appointment of Gregg Lapointe, CPA, MBA to our Board of Directors.

  •
  In December 2017, we announced the resignation of our executive vice president and chief financial officer Ryan Maynard. We also stated that we would be actively recruiting a new chief financial officer with extensive biotechnology and commercial experience.

        In addition to the substantial developments listed above, since the beginning of 2017 Rigel also made the following business announcements:

  •
  In February 2017, we raised gross proceeds of $46 million in an underwritten public offering.

  •
  In October 2017, we raised gross proceeds of $70.6 million in an underwritten public offering.

Process for Setting Executive Compensation

        We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. In order to achieve this, we evaluate and reward our executive officers based on their contributions to the achievement of annual goals and objectives set early in the year. Performance is reviewed at least annually through processes discussed further below, with a focus on our research, clinical, regulatory, financial and operational performance, and in view of economic and financial conditions affecting the performance period.

Role of Our Compensation Committee

        Our Compensation Committee reviews and approves our executive compensation philosophy, objectives and methods, evaluates our performance and the performance of our executive officers, and either approves executive compensation or makes recommendations for ratification by our independent Board members. Between Board meetings, our Compensation Committee consults with various members of management, other committees of the Board or other members of the Board and independent third-party consultants, where appropriate, and reviews management's compensation recommendations. The members of our Compensation Committee are appointed by our Board, and each member is an independent director (as "independence" is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The members of our Compensation Committee are Mr. Lyons, Mr. Katkin and Dr. Moos.

        Our Compensation Committee typically meets at least quarterly, and with greater frequency if necessary, to evaluate the performance of our executive officers and the impact that performance had on the achievement of our corporate strategies, business objectives and the long-term interests of our stockholders by:

  •
  carefully reviewing our corporate objectives and the scientific and business opportunities identified by our senior management and directors;

  •
  updating, from time to time, our compensation and benefit plan policies;

  •
  receiving updates on the various compensation options, emerging topics and best practices and customizing those compensation options to our business goals and objectives; and

  •
  either approving executive compensation arrangements or taking its recommendations to the independent members of the Board for approval.

        Typically, such evaluations are made throughout the year, with compensation packages awarded by our Compensation Committee and/or Board at quarterly meetings planned in advance. Awards of performance-based compensation for the previous year are typically made at the first-scheduled Compensation Committee meeting of the year, although circumstances may warrant a later determination if events of the previous year's work have not fully unfolded. Adjustments to base salary, if any, are also typically made in the first quarter of a calendar year.

Role of Management in Executive Compensation

        For executive compensation decisions, our Compensation Committee considers the recommendations of our President and Chief Executive Officer, Raul R. Rodriguez, but Mr. Rodriguez does not participate in the deliberations or determination of his own compensation. Mr. Rodriguez annually leads the development of our corporate objectives and goals, which are typically reviewed and recommended by our Compensation Committee and approved by the Board. Alternatively, our Compensation Committee may set the corporate objectives and goals pursuant to the powers delegated under the charter of our Compensation Committee. Mr. Rodriguez provided the Company's business and operations perspective for our Compensation Committee's final review of progress made on the goals set for 2017. Dolly Vance, our General Counsel, also provides our Compensation Committee with general and company-specific information regarding compensation matters, as well as updates on compensation of our peer companies, as public information becomes available, if requested by the Compensation Committee. Other than as described above, no other executive officers participate in the determination or recommendation of the amount or form of executive officer compensation. Our Compensation Committee does not delegate any of its functions to others in determining or recommending executive officer compensation and, except as described below, we have not engaged any consultants with respect to executive compensation matters.

Role of our Compensation Committee's Compensation Consultant in Executive Compensation

        From time to time, our Compensation Committee engages a well-established consulting firm to analyze our executive officers' compensation against the compensation of executive officers at comparable companies to ensure that our compensation is competitive with our peers, with the goal of retaining and adequately motivating our senior management. In late 2016, our Compensation Committee engaged Radford to make recommendations for updating our peer group, and to review and make recommendations regarding our executive compensation for 2017. Radford was invited to attend Compensation Committee meetings where they presented and discussed their analysis and findings. For 2017, based on the recommendations from Radford, our Compensation Committee established a new peer group, described below in the section entitled "Competitive Market Review and Benchmarking."

Competitive Market Review and Benchmarking

        When considering compensation decisions, our Compensation Committee reviews the compensation of similarly-situated executive officers at companies that we consider to be our peers when such information is available and determined to be meaningful, taking into consideration the experience, position and functional role, level of responsibility and uniqueness of applicable skills of both our executive officers and those of our peers, and the demand and competitiveness for attracting and retaining an individual with each executive officer's specific expertise and experience in the biotechnology industry. While benchmarking analysis is helpful in determining market-competitive compensation for senior management, leading to better attraction and retention of top-quality executive officers, it is only one factor in determining our executive officers' compensation, and our Compensation Committee has discretion in determining the nature and extent of its use.

        To identify a new peer group of companies, Radford considered such factors as industry, geography, product range, product development stage, market capitalization, number of employees and public status. Based on that review, the following companies were identified by our Compensation Committee as our peer group for 2017 compensation determinations:

• Adamas Pharmaceuticals	• Agenus	• Anthera Pharmaceuticals, Inc.
• ArQule	• Cascadian Therapeutics, Inc.	• ChemoCentryx, Inc.
• Corcept Therapeutics	• Curis	• Cytokinetics, Incorporated
• Dynavax Technologies	• Enanata Pharmaceuticals	• Endocyte
• Geron Corporation	• Immunomedics, Inc.	• Keryx Biopharmaceuticals
• OncoMed Biopharmaceuticals	• Progenics Pharmaceuticals	• Sangamo Therapeutic, Inc.
• Zogenix

        Prior to engagement of Radford for 2017, our Compensation Committee analyzed whether the work of Radford as a compensation consultant raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to our company by Radford, including any business from or related to their parent company, Aon Hewitt; (ii) the amount of fees from our company paid to Radford as a percentage of the firm's total revenue; (iii) Radford's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Radford or the individual compensation advisors employed by the firm with an executive officer of our company; (v) any business or personal relationship of the individual compensation advisors with any member of our Compensation Committee; and (vi) any stock of our company owned by the individual compensation advisors employed by Radford. Our Compensation Committee determined, based on its analysis of the above factors, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants has not created any conflict of interest and our Compensation Committee is satisfied with the independence of Radford. Going forward, our Compensation Committee intends to assess the independence of any of our compensation advisers by reference to the foregoing factors, consistent with applicable NASDAQ listing standards.

Executive Compensation Program Components

        Base Salary.    The base salaries that we pay to our executive officers and other employees are designed to compensate them for day-to-day services rendered during the fiscal year. Appropriate base salaries are used to recognize the experience, skills, knowledge and responsibilities required of each executive officer and to allow us to attract and retain officers capable of leading us to achieve our business goals in competitive market conditions. The base salaries of our executive officers are reviewed on at least an annual basis and adjustments are made to reflect performance-based factors, for the Company as well as the individual, and competitive market conditions, as discussed under "Competitive Market Review and Benchmarking" above. Our Compensation Committee also takes into account subjective performance criteria, such as an executive officer's ability to lead, organize and motivate others, develop the skills necessary to mature with the Company, set realistic goals to be achieved in his or her respective area, and recognize and pursue new business opportunities that enhance our growth and success. Our Compensation Committee does not apply specific formulas to determine increases, but instead makes an evaluation of each executive officer's contribution to our long-term success, as well as the independent recommendations of our compensation advisors (Radford for 2017). Annual adjustments to salaries are effective as of January 1 of each year, with mid-year adjustments to salaries made under special circumstances, such as promotions or increased responsibilities, or in order to align certain salaries with those of individuals in peer companies.

        Short-Term Cash Incentive Compensation.    Annual cash incentive compensation is designed both to motivate our executive officers to achieve specified short-term company goals and objectives, and to reward our executive officers when those goals are achieved. The goals and objectives on which the cash incentive compensation is based are also designed to reflect progress towards achieving long-term value for the Company and its stockholders and, as a result, may fluctuate from year to year to reflect our Compensation Committee's determination of the progress made in that year. Therefore, our Compensation Committee views cash incentive compensation as an important component of both our short-term and long-term compensation packages.

        Awards under the cash incentive program are based on a thorough quantitative and qualitative review of facts and circumstances related to company, department, function and individual performance, as compared to the corporate goals approved by our Compensation Committee or the Board during the first part of the performance year. When establishing awards, our Compensation Committee also considers, among other things, general market and industry conditions and economic changes during the relevant performance year.

        Each year, our Compensation Committee establishes a target bonus payout based on a percentage of the applicable individual's base salary. The target bonus payout for an individual varies depending on the individual's position and responsibilities. The corporate goals established by our Compensation Committee, or recommended by our Compensation Committee for approval by the Board, are designed to be aggressive, but are goals that our Compensation Committee believes can be attained if the Company performs according to plan. In the event the Company or an individual displays exemplary performance for the year, our Compensation Committee, in exercising its discretion, may grant or recommend bonuses in excess of the target bonus levels, up to a maximum of 120% of the individual's base salary. Alternatively, in the event the Company or an individual displays inadequate performance for the year, our Compensation Committee, in exercising its discretion, may grant or recommend cash bonuses that are less than the target bonus levels or no bonuses at all. Our Compensation Committee uses a threshold of "40% completion of corporate goals" to determine whether bonuses should be received by the executive officers. Generally, in order to be eligible to receive the maximum bonus payout, the Company's performance must not only exceed the targets established by our Compensation Committee, but the individual's contribution to that achievement must exceed the contribution expected of that individual in the course of performing his or her duties at the level expected of someone in that individual's position.

        Long-Term Incentive Compensation.    Our long-term incentive compensation is in the form of stock option awards and is designed to align a component of our executive officers' compensation packages with the interests of our stockholders to create long-term value in the Company, as demonstrated through stock price performance. Our Compensation Committee grants options to purchase our common stock to our executive officers that are subject to time-based vesting, in order to tie this element of our compensation program to the long-term appreciation of our stock value, which is dependent on us achieving our corporate goals. Our Compensation Committee has also granted stock options with performance-based vesting to our executive officers, to provide further incentive to achieve important business goals for the Company. Employees in more senior roles have an increasing proportion of their compensation tied to long-term performance, because they are in a position to have greater influence on longer-term results. The value of these options is contingent on company performance and the resulting increase in our stock's value over time.

        We believe that granting equity awards as a significant component of the compensation of our executive officers not only provides a retention incentive during the applicable vesting periods but also aligns the interests of our executive officers with those of our stockholders. While we have not adopted formal stock ownership or holding guidelines, our executive officers generally have held a substantial portion of the equity awards they have received, even long after the awards have vested, which shows the executives' confidence in our long-term prospects and maintains the alignment between the interests of our executive officers and those of our stockholders over the longer term.

        In general, stock options are granted periodically to existing employees, including our executive officers, and upon a new hire or promotion, and are subject to vesting over time, based on the individual's continued employment. Generally, options granted to an executive officer who became an officer for the first time will vest monthly over a four-year period and are not available for exercise until after the first full year of employment, in any position. The exercise price of an option is equal to the fair market value of our common stock on the date of grant, which is equal to the closing price of our stock on the date immediately preceding the grant date. Typically, stock option grants are made to our existing executive officers during the first quarter of each fiscal year, but grants may be made by the Board or our Compensation Committee at other times if, for example, outstanding grants expire unexercised, a mid-year promotion is made or additional responsibilities are taken on or objectives achieved, meriting a supplemental grant, or an equity plan that is low in available shares at the time of grant is replenished later in the year, making available shares to which the individual would otherwise have been entitled.

        The factors considered in determining the size of option grants include the executive officer's position within the Company, the percentage ownership of the Company that the options represent on a fully-diluted basis, the executive officer's percentage ownership in the Company as compared to the executive officer's peers both internally and externally at other comparable companies in the biotechnology industry, the vesting status of options already held by the executive officer, if any, and the executive officer's contributions to both the creation of value and the long-term success of the Company. The Board and Compensation Committee also consider the total option pool available in a given year and the total number of options that may be granted to all employees, including the executive officers.

        We grant stock options under our 2000 Plan, our 2011 Plan, and in limited circumstances, our Inducement Plan. Each of the 2000 Plan, the 2011 Plan, and the Inducement Plan prohibit the repricing, exchange or cashing out of stock awards, including stock options, without stockholder approval within 12 months prior to such repricing. We did not reprice any stock options in 2017, despite the fact that our executives hold a significant amount of stock options that are under water. This reflects our commitment to our pay-for-performance philosophy.

2017 Executive Compensation

        We believe that our 2017 executive compensation packages were reasonable and consistent with our financial performance, the individual performance of each of our Named Executive Officers and the overall achievement of the goals that we believe create and enhance stockholder value.

        Base Salary.    As discussed under "Competitive Market Review and Benchmarking" above, when establishing base salaries of our executive officers, our Compensation Committee primarily reviews the base salaries of similarly-situated executive officers at companies that we consider to be our peers. In addition to competitive market conditions, our Compensation Committee also took into account a number of performance-based factors in establishing the 2017 base salaries of the Named Executive Officers, including: each executive officer's experience, position and functional role, level of responsibility, uniqueness of applicable skills, and the demand and competitiveness for attracting and retaining an individual with each Named Executive Officer's specific expertise and experience in the biotechnology industry. Our Compensation Committee also assessed each Named Executive Officer's contributions to the achievement of our corporate goals, as well as the individual's personal performance.

        Our Compensation Committee did not establish individual 2017 personal performance criteria for any of our Named Executive Officers, but considered subjective performance-based factors, including: an executive officer's ability to lead, organize and motivate teams and instill loyalty, develop the skills necessary to mature with the Company, set realistic goals to be achieved in his or her respective area, and recognize and pursue new business opportunities that enhance our growth and success. Our Compensation Committee also considered turnover trends within a group, meeting deadlines and the results of certain projects. In establishing the 2017 base salaries of our Named Executive Officers, our Compensation Committee assessed each Named Executive Officer's individual performance against these subjective performance-based factors and determined that each Named Executive Officer performed at or above expectations during 2016.

        The 2016 and 2017 base salaries for our Named Executive Officers (annualized in the case of Dr. Duliege and Mr. Mayer), along with the percentage increases from 2016 to 2017, are set forth in the table below.

Named Executive Officer	2016 Base Salary	2017 Base Salary	% Increase from Final 2016 Base Salary
Raul R. Rodriguez	$618,000	$618,000	0%
Dolly A. Vance	$489,814	$489,814	0%
Ryan D. Maynard	$454,585	$454,585	0%
Anne-Marie Duliege	$450,000	$450,000	0%
Eldon C. Mayer, III	$385,000	$385,000	0%

        In determining the 2017 base salary for each of our Named Executive Officers, our Compensation Committee did an analysis of competitive market salaries of similarly-situated executive officers at companies within our peer group, which does not take into account certain attributes such as tenure and experience, as well as the base salaries of the Named Executive Officers relative to each other. Our Compensation Committee also considered the Company's cash position and market conditions, and cost of living in the bay area. Based on this analysis, none of our Named Executive Officers received salary increases in 2017.

  Short Term Cash Incentive Compensation.

        Our Named Executive Officers' short-term cash incentive compensation is dependent upon the achievement of specific and objective company performance goals that focus on creating incentives for management to achieve strategically important operational goals designed to translate into longer-term financial performance, as well as specific annual financial goals instrumental to achieving these operational goals and to the overall success of the Company. As reflected by the goals established under our 2017 Cash Incentive Plan (which was attached as an exhibit to our current report on Form 8-K filed on February 8, 2017) we continue to believe that executive compensation should be tied to goals related to clinical development and regulatory approval with respect to current or potential product candidates, business development, our cash position, and our pipeline of potential product candidates—that is, goals that help increase stockholder value and contribute to the long-term stockholder return and prosperity of the Company, particularly given the volatile nature of our industry.

        For performance in fiscal year 2017, an individual was eligible to receive a cash incentive award equal to a percentage of his or her 2017 base salary, based on the achievement of specific corporate goals recommended by our Compensation Committee and approved by the Board at the beginning of fiscal year 2016, pursuant to our 2017 Cash Incentive Plan. Under the 2017 Cash Incentive Plan, target bonus levels for our executive officers, if we performed at plan, range from 40% to 60% of such executive officer's 2017 base salary, based on position and responsibilities of the executive. The maximum bonus that an executive officer would be eligible to receive is 120% of the executive officer's 2017 base salary.

        The corporate goals established under the 2017 Cash Incentive Plan included:

  •
  management of the NDA for ITP from submission through the review process (weighted at 60%),

  •
  preparing for commercial readiness (weighted at 10%),

  •
  expanding potential uses for fostamatinib in other indications such as IgAN and AIHA (weighted at 10%),

  •
  expanding the Company's pipeline with an IND-ready (or equivalent) molecule (weighted at 10%), and

  •
  maintaining a viable cash position for the Company at December 31, 2017 (weighted at 10%).

        Pursuant to its discretionary authority, our Compensation Committee also considered other performance goals, current economic conditions and exceptional and/or inadequate performances by each executive officer when evaluating whether and to what extent to award bonuses.

        After consideration of the goals set and the accomplishments achieved by the Company, our Compensation Committee recommended, and the Board approved a payout for each of the Named Executives at 100% of each executive's target bonus opportunity, as each of the goals of the 2017 Cash Incentive Plan were deemed to be achieved in full. This payout under the 2017 Cash Incentive Plan was based on the following:

  •
  NDA Management Goal—We filed our New Drug Application (NDA) for the use of fostamatinib in treatment of immune thrombocytopenia purpura (ITP) and that NDA was accepted by the FDA. We worked collaboratively with the FDA, who determined that no Oncology Drugs Advisory Committee was needed for the evaluation of the application. The anticipated Prescription Drug User Fee Act (PDUFA) date of April 17, 2018 showed all signs of being on track. This goal, weighted at 60% of the total target, was deemed to be fully achieved.

  •
  Commercial Readiness Goal—Hiring of key personnel and establishment of commercial plans and strategies were all on track through 2017 to be prepared to take fostamatinib to market in a timely manner with the anticipated PDUFA date. This goal, weighted at 10% of the total target, was deemed to be fully achieved.

  •
  Expansion of Fostamatinib Potential Goal—We completed enrollment of both the second cohort of our phase 2 trial for fostamatinib to treat immunoglobulin A nephropathy and the first stage of our phase 2 trial for fostamatinib to treat autoimmune hemolytic anemia. In the latter case, where we obtained results, the results validated moving forward in this indication. This goal, weighted at 10% of the total target, was deemed to be fully achieved.

  •
  Expansion of Pipeline Goal—We identified a molecule in our interleukin-1 receptor-associated kinase (IRAK) program that is an inhibitor of IRAK1 and IRAK4. This molecule has progressed through investigative new drug application-enabling testing and a clinical research organization has been identified to perform the first-in-human trial. I addition, we established a formal portfolio management process. This goal, weighted at 10% of the total target, was deemed to be fully achieved.

  •
  Cash Position Goal—We had two successful fund-raising events in 2017, raising $42 million in February and over $70 million on October. The 2017 year-end cash position of $115 million was projected to fully support our financial needs at least through 2018. This goal, weighted at 10% of the total target, was deemed to be fully achieved.

        The following table sets forth the target bonus levels (each expressed as a percentage of base salary), and the actual amounts paid, for each of our Named Executive Officers for fiscal year 2017:

Named Executive Officer	Target Bonus Level as % of Base Salary	Max. Bonus Level	Target Bonus ($)	Actual Payment ($)
Raul R. Rodriguez	60%	120%	$370,800	$370,800
Ryan D. Maynard	50%	120%	$227,293	$227,293
Dolly A. Vance	50%	120%	$244,907	$244,907
Anne-Marie Duliege	50%	120%	$225,000	$225,000
Eldon C. Mayer, III	50%	120%	$192,500	$192,500

        Long-Term Incentive Compensation.    As discussed above, we carefully consider the appropriate amount of stock options to grant our Named Executive Officers, based on each executive's individual contributions and past performance, percentage ownership of the Company, position with the Company and comparison to the equity ownership of the corresponding executives of our peer companies, and we typically grant stock options in January or February of each year, based on these considerations and in light of the events of the preceding year. In January 2017, after considering each of these factors, our Compensation Committee granted stock options to each of our Named Executive Officers who were employees at the time, as set forth in the table below. In 2017, fifty percent of each of these Named Executive Officer's options are subject to time-based vesting on a monthly basis over four years, and 50% of each of these Named Executive Officer's options are subject to performance-based vesting criteria related to NDA approval of fostamatinib in ITP.

Named Executive Officer	Number of Performance-Based Stock Options Awarded	Number of Time-Based Stock Options Awarded
Raul R. Rodriguez	450,000	450,000
Ryan D. Maynard	150,000	150,000
Dolly A. Vance	150,000	150,000
Anne-Marie Duliege, MD	150,000	150,000
Eldon C. Mayer III	50,000	50,000

        Severance and Change of Control Benefits.    Our Named Executive Officers are entitled to certain severance and change of control benefits pursuant to our Change of Control Severance Plan, or Severance Plan, as described in more detail below in the sections entitled "Employment, Severance and Change of Control Agreements" and "2017 Potential Payments Upon Termination or Change of Control Table." These arrangements provide for a combination of a lump-sum cash severance payment, continued benefits and acceleration of vesting on outstanding equity-based awards upon termination in connection with a change of control, for all of our Named Executive Officers. The change of control provisions contained in these arrangements include a "double trigger," meaning that they do not become operative in the event of a change of control unless the executive's employment is terminated involuntarily without cause by the Company, or voluntarily resigns with good reason, in connection with the transaction.

        Given the nature of the industry in which we participate and the range of strategic initiatives that we may explore, we believe these severance and change of control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals. In addition, since we believe it may be difficult for our executive officers to find comparable employment following a termination without cause or resignation with good reason in connection with or following a change of control, these severance and change of control benefits are intended to ease the consequences to an executive officer of an unexpected termination of employment. By establishing these severance and change of control benefits, we believe we can mitigate the distraction and loss of executive officers that may occur in connection with rumored or actual fundamental corporate changes and thereby protect shareholder interests while a transaction is under consideration or pending.

        Perquisites and Other Benefits.    We provide general employment benefits to our executive officers on the same basis as the benefits provided to all of our employees, including health, vision and dental insurance, term life insurance, and short-term and long-term disability insurance. We do not have programs in place to provide personal perquisites for any employee.

        Total Compensation.    For further information regarding the 2017 compensation for our Named Executive Officers, see the "Summary Compensation Table" and the "Grants of Plan-Based Awards" table below.

Tax and Accounting Impact on Compensation

        The accounting and tax consequences to the Company of certain compensation elements are important considerations for our Compensation Committee when evaluating and recommending compensation packages for our executive officers. Generally, our Compensation Committee seeks to balance its objective to create an effective compensation program that attracts, retains and rewards executives in order to maximize the return to stockholders with the need for appropriate accounting and tax consequences of such compensation.

        Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. As discussed below, prior to 2018, compensation that was "performance-based compensation" within the meaning of the Code did not count toward the $1 million deduction limit. While in 2017 the Compensation Committee considered the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looked at other factors in making its decisions, as noted above, and retained the flexibility to award compensation that it determined to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes.

        The exemption from Section 162(m)'s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

        Historically, stock options granted to our executive officers were intended to be exempt from the deduction limitation of Section 162(m) pursuant to the performance-based compensation exemption. Despite the Compensation Committee's efforts to structure the executive team stock options in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)'s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will.

        Base salary and short-term incentive compensation are not exempt from Section 162(m), and therefore will not be deductible to the extent the $1 million limit of Section 162(m) is exceeded.

 PAY-RATIO INFORMATION

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rule (the "Rule"), the Company is required to provide to its shareholders specified disclosure regarding the relationship of CEO total compensation to the total compensation of its median employee, referred to as "pay-ratio" disclosure.

        For fiscal 2017,

  •
  the median of the annual total compensation of all employees of the Company (other than the CEO) was $176,901 and

  •
  the annual total compensation of the CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $2,172,789.

  •
  Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 12 to 1.

        The pay ratio above represents the Company's reasonable estimate calculated in a manner consistent with the Rule and applicable guidance. The Rule and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, as the SEC explained when it adopted the Rule, in considering the pay-ratio disclosure, shareholders should keep in mind that the Rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow shareholders to better understand and assess each particular company's compensation practices and pay-ratio disclosures.

        Set forth below is a description of the methodology, including any material assumptions, adjustments and estimates, the Company used to identify the median employee for purposes of the Rule.

        To determine the Company's total population of employees as of October 31, 2017, the Company included all full-time and part-time employees. None of the Company's employees are located outside of the U.S.

        To identify the "median employee" from the Company's employee population as determined above, the Company compared the aggregate amount of each employee's annual base pay (using a reasonable estimate of the hours worked during 2017 for hourly employees and actual salary paid for the remaining employees), the annual cash incentive awards and the grant date fair value of equity awards granted in 2017. In making this determination, the Company annualized the compensation of employees who were employed by the Company for less than the entire fiscal year. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of employees. Because we do not maintain a defined benefit or other actuarial plan for our employees and do not provide company matching contributions to employees participating in our 401(k) plan, the median employee's annual total compensation did not include amounts attributable to these arrangements.

        Using this approach, the Company selected the employee at the median of its employee population, who was a Director, Research, based in the United States. The Company then calculated annual total compensation for this employee using the same methodology used to calculate annual total compensation for the named executive officers as set forth in the Summary Compensation Table. The Company determined that the employee's annual total compensation for the fiscal year ended December 31, 2017 was $176,901 (excluding any estimated retirement and health benefits).

 SUMMARY COMPENSATION TABLE(1)

        The following table shows, for the fiscal years ended December 31, 2015, 2016 and 2017 compensation awarded to or paid to or earned by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Raul R. Rodriguez	2017	618,000	1,180,636	370,800	3,354		2,172,789
President and	2016	618,000	1,315,680	241,020	3,354		2,178,054
Chief Executive Officer	2015	600,000	1,225,890	306,000	3,897		2,135,787
Ryan D. Maynard	2017	454,585	393,545	227,293	1,170		1,076,593
Former Executive Vice President,	2016	454,585	493,380	147,740	1,170		1,096,875
Chief Financial Officer	2015	441,345	476,735	187,571	1,170		1,106,821
Dolly A. Vance	2017	489,814	393,545	244,907	1,794		1,130,060
Executive Vice President,	2016	489,814	493,380	159,190	1,794		1,144,178
Corporate Affairs, General	2015	475,548	476,735	202,108	2,344		1,156,735
Counsel and Corporate Secretary
Anne-Marie Duliege	2017	450,000	393,545	225,000	3,354		1,071,899
Executive Vice President,	2016	358,197	604,800	120,205	62,795	(3)	1,145,997
Chief Medical Officer	2015	—	—	—	—		—
Eldon C. Mayer, III	2017	385,000	131,182	192,500	3,354		712,035
Executive Vice President,	2016	86,625	962,145	28,453	60,838	(3)	1,138,061
Chief Commercial Officer	2015	—	—	—	—		—

(1)
See "Compensation Discussion and Analysis" above for complete description of compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such payment, including payment of annual incentives, as well as performance criteria on which such payments were based.

(2)
Reflects the aggregate grant date fair value of option awards, computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation—Stock Compensation, for option awards granted in 2017, 2016 and 2015, respectively. The amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these grants, refer to Note 4 "Stock-Based Compensation" in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)
Includes a one-time signing bonus of $60,000.

 GRANTS OF PLAN-BASED AWARDS

        The following table shows for the fiscal year ended December 31, 2017, certain information regarding grants of plan-based awards to the Named Executive Officers:

					All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Exercise or Base Price of Option Awards ($/Sh)(2)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Raul R. Rodriguez
2011 Plan	2/2/17	—	—	—	900,000	2.11	2.12	1,180,636
2017 Cash Incentive Plan	—	—	370,800	741,600	—	—	—	—
Ryan D. Maynard
2011 Plan	2/2/17	—	—	—	300,000	2.11	2.12	393,545
2017 Cash Incentive Plan	—	—	227,293	542,502	—	—	—	—
Dolly A. Vance
2011 Plan	2/2/17	—	—	—	300,000	2.11	2.12	393,545
2017 Cash Incentive Plan	—	—	244,907	587,777	—	—	—	—
Anne-Marie Duliege
2011 Plan	2/2/17	—	—	—	300,000	2.11	2.12	393,545
2017 Cash Incentive Plan	—	—	225,000	540,000	—	—	—	—
Eldon Mayer, III
2011 Plan	2/2/17	—	—	—	100,000	2.11	2.12	131,182
2017 Cash Incentive Plan	—	—	192,500	462,000	—	—	—	—

(1)
The amounts shown reflect estimated payouts for the fiscal year ended December 31, 2017 under the 2017 Cash Incentive Plan based on the Company's performance. See "2017 Executive Compensation—Short-Term Cash Incentive Compensation" for a complete description of the 2017 Cash Incentive Plan and the related performance criteria. There are no set thresholds (or equivalent items) with respect to payouts under the 2017 Cash Incentive Plan. Maximum amounts represent the maximum range of discretion of the Compensation Committee to grant bonuses in excess of the target bonus levels.

(2)
The exercise price of options under our 2000 Plan, 2011 Plan and Inducement Plan, pursuant to which option grants were made to our Named Executive Officers in 2017, is set at the fair market value of our common stock on the date of grant, which is defined as the closing price of our common stock on the date immediately preceding the grant date.

(3)
Reflects the aggregate grant date fair value of the awards, computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation—Stock Compensation. We calculated the estimated fair value of each stock award using the fair value of our common stock on the date of the grant. For additional information on the valuation assumptions with respect to these grants, refer to Note 4 "Stock-Based Compensation" in our Annual Report on Form 10-K for the year ended December 31, 2017.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table shows for the fiscal year ended December 31, 2017, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Raul R. Rodriguez	125,000	—		26.45	01/31/18
	30,816	—		6.49	03/30/19
	84,184	—		6.49	03/30/19
	10,395	—		9.62	01/20/20
	114,605	—		9.62	01/20/20
	175,000	—		6.55	05/27/20
	5,417	—		6.73	02/01/21
	59,583	—		6.73	02/01/21
	20,065	—		8.15	01/25/22
	129,935	—		8.15	01/25/22
	21,611	—		6.51	01/30/23
	128,389	—		6.51	01/30/23
	72,232	3,125		3.59	02/27/24
	74,643	—		3.59	02/27/24
	150,000	—		3.59	02/27/24
	450,000	—		2.14	01/26/25
	450,000	—		2.14	01/26/25
	—	16,667		2.74	01/26/26
	383,333	—		2.74	01/26/26
	400,000	—		2.74	01/26/26
	103,125	346,875		2.11	02/02/27
	—	450,000	(1)	2.11	02/02/27
Ryan D. Maynard	75,000	—		26.45	01/31/18
	—	—		6.49	03/30/19
	73,300	—		6.49	03/30/19
	7,084	—		9.62	01/20/20
	77,916	—		9.62	01/20/20
	4,862	—		6.55	05/27/20
	115,138	—		6.55	05/27/20
	5,417	—		6.73	02/01/21
	59,583	—		6.73	02/01/21
	20,065	—		8.15	01/25/22
	129,935	—		8.15	01/25/22
	21,611	—		6.51	01/30/23
	128,389	—		6.51	01/30/23
	74,837	—		3.59	02/27/24
	50,163	—		3.59	02/27/24
	125,000	—		3.59	02/27/24
	75,000	—		2.14	01/26/25
	175,000	—		2.14	01/26/25
	6,250	—		2.74	01/26/26
	143,750	—		2.74	01/26/26
	150,000	—		2.74	01/26/26
	62,500	—		2.11	02/02/27
	—	150,000	(1)	2.11	02/02/27

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Dolly A. Vance	90,000	—		26.45	01/31/18
	30,816	—		6.49	03/30/19
	69,184	—		6.49	03/30/19
	8,750	—		9.62	01/20/20
	96,250	—		9.62	01/20/20
	2,416	—		6.55	05/27/20
	64,584	—		6.55	05/27/20
	5,417	—		6.73	02/01/21
	59,583	—		6.73	02/01/21
	20,065	—		8.15	01/25/22
	129,935	—		8.15	01/25/22
	21,611	—		6.51	01/30/23
	128,389	—		6.51	01/30/23
	72,232	2,605		3.59	02/27/24
	50,163	—		3.59	02/27/24
	125,000	—		3.59	02/27/24
	175,000	—		2.14	01/26/25
	175,000	—		2.14	01/26/25
	—	6,250		2.74	01/26/26
	143,750	—		2.74	01/26/26
	150,000	—		2.74	01/26/26
	34,375	115,625		2.11	02/02/27
	—	150,000	(1)	2.11	02/02/27
Anne-Marie Duliege, M.D.	39,370	88,583		2.54	05/05/26
	60,630	211,417		2.54	05/05/26
	34,375	115,625		2.11	02/02/27
	—	150,000	(1)	2.11	02/02/27
Eldon C. Mayer, III, Ph.D.	29,434	72,606		3.92	10/10/26
	61,990	135,970		3.92	10/10/26
	—	100,000	(1)	3.92	10/10/26
	11,458	38,542		2.11	02/02/27
	—	50,000	(1)	2.11	02/02/27

(1)
Vests upon achievement of certain performance-based milestones.

 OPTION EXERCISES AND STOCK VESTED

        The following table shows for the fiscal year ended December 31, 2017, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Raul R. Rodriguez	—	—	—	—
Ryan D. Maynard	100,000	$174,000	—	—
Dolly A. Vance	—	—	—	—
Anne-Marie Duliege	—	—	—	—
Eldon C. Mayer, III	—	—	—	—

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

        On December 17, 2007, our Board approved our Severance Plan. The Severance Plan provides for the payment of certain benefits to certain eligible employees serving as an executive officer at the time of termination, which includes the Named Executive Officers, in exchange for an effective release of claims if such officer's employment with us is involuntarily terminated by us or our successor without Cause (as defined in the Severance Plan) or due to a Resignation for Good Reason (as defined in the Severance Plan), in either case, on or within 18 months following the effective date of a Change of Control (as defined in the Severance Plan). The severance compensation includes a lump sum cash severance payment calculated using a multiple of the aggregate amount of the eligible employee's base salary (which is equal to the greater of such eligible employees base salary in effect immediately prior to the Change of Control or the termination) and the average percentage of the target bonus earned over the last two years applied to the current target bonus (referred to as the Eligible Bonus). The multiple ranges from 2.0 for senior vice presidents and vice presidents to 2.5 for any executive vice presidents, President and the Chief Executive Officer. If the plan had been triggered in 2017, each of our Named Executive Officers would have each received a lump sum cash payment equal to 2.5 times the sum of his or her base salary and Eligible Bonus. In November 2008, our Compensation Committee approved and we adopted amendments to the Severance Plan to reflect the requirements of the final regulations of Section 409A of the Code. Among the changes were revised definitions of "qualifying termination," elimination of the participants' discretion to choose the order of reduction of benefits if a reduction is necessary under the parachute payment provisions, and addressing the timing of payments in connection with the execution and effectiveness of a general waiver and release. In December 2010, the Compensation Committee approved, and we adopted, an amendment and restatement of the Severance Plan, effective January 1, 2011, to, among other things, (i) replace the Severance Plan's parachute payment gross-up provision with a best-after-tax provision, (ii) extend the term of the Severance Plan so that it automatically renews on January 1, 2012 and each subsequent January 1 thereafter and (iii) revise the Severance Plan's COBRA premium benefit provision. As revised, the Severance Plan provides for continued health benefit eligibility, taxed payment to the executive for COBRA premiums for continuation coverage (including coverage for his or her eligible dependents) for up to 18 months, full accelerated vesting and exercisability of all of his or her then-outstanding equity awards, and an extended period of one-year from termination to exercise his or her non-expired stock options.

 2017 POTENTIAL PAYMENTS UPON CHANGE IN CONTROL AND TERMINATION TABLE

        The following table provides information on severance benefits that would have become payable under the existing employment, severance and change in control agreements if the employment of the indicated named executive officer had terminated on December 31, 2017.

	Voluntary Termination for Good Reason or Involuntary Termination Without Cause within 18 months After a Change of Control
Name and Principal Position	Health Care Benefits ($)(1)	Salary and Bonus ($)(2)	Equity Acceleration ($)(3)	Estimated Excise Tax Gross-Up ($)(4)
Raul R. Rodriguez	13,096	2,240,250	1,430,375	—
Ryan D. Maynard	55,912	1,562,636	265,500	—
Dolly A. Vance	30,201	1,683,736	478,037	—
Anne-Marie Duliege	49,443	1,307,813	872,156	—
Eldon C. Mayer, III	55,912	1,118,906	156,719	—

(1)
Represents the full amount of premiums for continued coverage under our group health plans for each executive officer and his or her eligible dependents for 18 months following termination of service, provided the executive officer timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

(2)
Represents the lump sum cash severance benefit equal to 2.5 × (2017 base salary + an amount equivalent to the Expected Percentage of 2017 target bonus, where Expected Percentage equals the average percentage such officer actually received of his or her target bonus for the previous two years).

(3)
Represents the spread value of the outstanding unvested options with accelerated vesting benefits that were in the money on December 31, 2017, calculated based on the closing price of our common stock of $3.88 on December 29, 2017, the last trading day of fiscal 2017, over the exercise price of such unvested options subject to vesting acceleration.

(4)
Effective January 1, 2011, we replaced the Severance Plan's parachute payment gross-up provision with a best-after-tax provision, pursuant to an amendment and restatement of the Severance Plan, as further described in this section above. Accordingly, no gross-up amounts would have been paid as of December 31, 2017.

DIRECTOR COMPENSATION

        Our Compensation Committee reviews pay levels for non-employee directors each year with assistance from Radford, who prepares a comprehensive assessment of our non-employee director compensation program. That assessment includes benchmarking of director compensation against the same peer group used for executive compensation purposes, an update on recent trends in director compensation, and a review of related corporate governance best practices. Following that review, the Board of Directors, consistent with the recommendation of the Compensation Committee, maintained the cash compensation from 2016 for each non-employee director. For services provided in 2017, each non-employee director received, paid on a quarterly basis for quarters served, a yearly retainer of $45,000 and the Chairman of the Board received an additional $40,000. The Audit Committee chair received an additional yearly retainer of $22,000, the Nominating and Corporate Governance Committee chair received an additional yearly retainer of $10,000, the Compensation Committee chair received an additional yearly retainer of $15,000, the Finance Committee chair received an additional yearly retainer of $10,000, and the Scientific & Clinical Trial Advisory Committee Chair received an additional yearly retainer of 15,000. Each non-chair member of the Audit Committee received an additional yearly retainer of $12,000. Each non-chair member of the Compensation Committee received an additional yearly retainer of $10,000. Each non-chair member of the Nominating and Corporate Governance Committee and Finance Committee received an additional yearly retainer of $5,000. Each non-chair member of the Scientific & Clinical Trial Advisory Committee received an additional yearly retainer of $10,000. In the fiscal year ended December 31, 2017, the total cash compensation earned by non-employee directors was $482,000, of which $351,250 was paid in 2017 and $130,750 was paid in 2018.

        In 2017, each non-employee director who continued to serve as a non-employee director automatically received, under the Directors' Plan, an annual option grant to purchase 40,000 shares of common stock, as further described below. In addition, each person elected or appointed for the first time to be a non-employee director automatically was eligible to receive, upon the date of his or her initial election or appointment to be a non-employee director by the Board or our stockholders, an initial grant to purchase 80,000 shares of common stock on the terms and conditions set forth in the Directors' Plan.

        Each of our non-employee directors receives stock option grants under our Directors' Plan. Only non-employee directors are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are not intended to qualify as incentive stock options under the Code. Option grants under the Directors' Plan are non-discretionary. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of our common stock on the date of the option grant. The Board administers the Directors' Plan such that (a) initial option grants vest in equal monthly installments over the shorter of three years from the date of grant or the period beginning on the date the director is appointed to the Board and ending on the date of the annual meeting at which the director is first considered for election by the stockholders, provided that the non-employee director continues to provide services to us and (b) annual option grants vest in equal monthly installments over one year from the date of grant. The term of options granted under the Directors' Plan is 10 years. In the event of a merger of Rigel with or into another corporation or a consolidation, acquisition of assets or other change of control transaction involving us, each option either will continue in effect, if we are the surviving entity, or, if neither assumed nor substituted, will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

 DIRECTOR COMPENSATION FOR FISCAL YEAR 2017

        The following table shows the compensation of all non-employee directors of the Company for the fiscal year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total($)
Bradford S. Goodwin	77,000	64,708	141,708
Gary A. Lyons	109,000	64,708	173,708
Walter H. Moos, Ph.D.	75,000	64,708	139,708
Keith A. Katkin	70,750	64,708	135,458
Peter S. Ringrose, Ph.D.	70,000	64,708	134,708
Stephen A. Sherwin, M.D.	36,000	—	36,000
Gregg A. Lapointe	14,250	192,440	206,690
Brian L. Kotzin, M.D.	30,000	117,488	147,488
Total	482,000	633,468	1,115,468

(1)
Reflects the aggregate grant date fair value of option awards, computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation—Stock Compensation. For additional information on the valuation assumptions with respect to these grants, refer to Note 4 "Stock-Based Compensation" in our Annual Report on Form 10-K for the year ended December 31, 2017.

 TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

        The Company has adopted a written Related-Person Transactions Policy that sets forth the Company's policies and procedures regarding the identification, review, consideration and approval or ratification of "related-person transactions." For purposes of the Company's policy only, a "related-person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any "related person" are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, consultant or director by a related person are not covered by this policy. A related person is any executive officer, director, nominee to become a director or more than 5% stockholder of the Company, including any of their immediate family members, and any entity in which such persons have a 5% or greater beneficial ownership interest.

        Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include, to the extent reasonably available, a description of, among other things, the parties to the transaction, the interests, direct and indirect, of the related persons, a description of the purpose of the transaction, all of the material facts of the proposed transaction, the benefits to the Company of the transaction and whether any alternative transactions were available, whether the proposed transaction is on terms comparable to terms available to or from an unrelated third party and management's recommendation regarding the proposed transaction.

        To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

Certain Transactions

        The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

 HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Rigel stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials and/or other Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, please notify your broker, or, if you are currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials at your address and would like to request "householding" of their communications, please contact your broker(s).

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Dolly A. Vance Corporate Secretary

South San Francisco, California
April 4, 2018

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, RIGEL PHARMACEUTICALS, INC., 1180 VETERANS BOULEVARD, SOUTH SAN FRANCISCO, CA 94080.

 Appendix A

RIGEL PHARMACEUTICALS, INC.

2018 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: FEBRUARY 1, 2018
APPROVED BY THE STOCKHOLDERS: MAY 16, 2018

1.     GENERAL.

        (a)    Successor to and Continuation of Prior Plans.    The Plan is intended as the successor to and continuation of the Rigel Pharmaceuticals, Inc. 2011 Equity Incentive Plan (the "2011 Plan"), the Rigel Pharmaceuticals, Inc. 2000 Equity Incentive Plan, as amended and restated (the "2000 Plan"), and the Rigel Pharmaceuticals, Inc. 2000 Non-Employee Directors' Stock Option Plan (the "2000 Non-Employee Directors' Plan", and together with the 2011 Plan, and the 2000 Plan, the "Prior Plans"). Following the Effective Date, no additional stock awards may be granted under the Prior Plans. Any unallocated shares remaining available for grant under the Prior Plans as of 12:01 a.m., Pacific Time on the Effective Date (the "Prior Plans' Available Reserve") will cease to be available under the such Prior Plans at such time and will be added to the Share Reserve (as further described in Section 3(a) below) and be then immediately available for grant and issuance pursuant to Stock Awards granted under the Plan. In addition, from and after 12:01 a.m., Pacific Time on the Effective Date, all outstanding stock awards granted under the Prior Plans will remain subject to the terms of such Prior Plans, as applicable; provided, however, that any shares subject to outstanding stock awards granted under the Prior Plans that (i) expire or terminate for any reason prior to exercise or settlement, (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required for the vesting of such shares, or (iii) other than with respect to outstanding options and stock appreciation rights granted under the Prior Plans, with respect to which the exercise or strike price is at least one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the option or stock appreciation right on the date of grant (the "Prior Plans' Appreciation Awards"), are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a stock award(collectively, the "Prior Plans' Returning Shares") will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Prior Plans' Returning Shares and become available for issuance pursuant to Awards granted hereunder. All Stock Awards granted on or after 12:01 a.m., Pacific Time on the Effective Date will be subject to the terms of this Plan.

        (b)    Eligible Award Recipients.    Employees, Directors and Consultants are eligible to receive Stock Awards.

        (c)    Available Stock Awards.    The Plan provides for the grant of the following types of Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, and (vii) Other Stock Awards.

        (d)    Purpose.    The Plan, through the granting of Stock Awards, is intended to help the Company and any Affiliate secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.     ADMINISTRATION.

        (a)    Administration by Board.    The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

        (b)    Powers of Board.    The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine (A) who will be granted Stock Awards; (B) when and how each Stock Award will be granted; (C) what type of Stock Award will be granted; (D) the provisions of each Stock Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Stock Award; (E) the number of shares of Common Stock subject to, or the cash value of, a Stock Award; and (F) the Fair Market Value applicable to a Stock Award.

           (ii)  To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Stock Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Stock Award fully effective.

         (iii)  To settle all controversies regarding the Plan and Stock Awards granted under it.

          (iv)  To accelerate, in whole or in part, the time at which a Stock Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

           (v)  To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or a Stock Award Agreement, suspension or termination of the Plan will not materially impair a Participant's rights under his or her then-outstanding Stock Award without his or her written consent except as provided in subsection (viii) below.

          (vi)  To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Stock Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 10(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Stock Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, or (E) materially expands the types of Stock Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(viii)) or a Stock Award Agreement, no amendment of the Plan will materially impair a Participant's rights under an outstanding Stock Award without the Participant's written consent.

         (vii)  To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.

        (viii)  To approve forms of Stock Award Agreements for use under the Plan and to amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant's rights under any Stock Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant's rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant's rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant's consent (A) to maintain the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Stock Award solely because it impairs the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Stock Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

          (ix)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.

           (x)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Stock Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

        (c)    Delegation to Committee.

          (i)    General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

          (ii)    Rule 16b-3 Compliance.    The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

        (d)    Delegation to an Officer.    The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Stock Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(u)(iii) below.

        (e)    Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

        (f)    Repricing; Cancellation and Re-Grant of Stock Awards.    Neither the Board nor any Committee will have the authority to (i) reduce the exercise, purchase or strike price of any outstanding Option or SAR under the Plan, or (ii) cancel any outstanding Option or SAR that has an exercise price or strike price greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.

        (g)    Dividends and Dividend Equivalents.    Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Stock Award (other than an Option or SAR), as determined by the Board and contained in the applicable Stock Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Stock Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Stock Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Stock Award Agreement.

3.     SHARES SUBJECT TO THE PLAN.

        (a)    Share Reserve.

            (i)  Subject to Section 10(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed (A) 39,070,403 shares (which number is the sum of (i) the number of shares (34,070,403) subject to the Prior Plans' Available Reserve and (ii) an additional 5,000,000 new shares), plus (B) the Prior Plans' Returning Shares, if any, which become available for grant under this Plan from time to time (such aggregate number of shares described in (A) and (B) above, the "Share Reserve").

           (ii)  For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 8(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

         (iii)  Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be reduced by: (A) one share for each share of Common Stock issued pursuant to an Option or SAR with respect to which the exercise or strike price is at least 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date of grant; and (B) one and fifty-four hundredths (1.54) shares for each share of Common Stock issued pursuant to a Full Value Award.

        (b)    Reversion of Shares to the Share Reserve.

          (i)    Shares Available For Subsequent Issuance.    If (A) any shares of Common Stock subject to a Stock Award are not issued because such Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or is settled in cash (i.e., the Participant receives cash rather than stock), (B) any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, or (C) with respect to a Full Value Award, any shares of Common Stock are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection withsuch Full Value Award, such shares will again become available for issuance under the Plan (collectively, the "2018 Plan Returning Shares"). For each (1) 2018 Plan Returning Share subject to a Full Value Award or (2) Prior Plans' Returning Share subject to a stock award other than a Prior Plans' Appreciation Award, the number of shares of Common Stock available for issuance under the Plan will increase by one and fifty-four hundredths (1.54) shares.

          (ii)    Shares Not Available For Subsequent Issuance.    Any shares of Common Stock reacquired or withheld (or not issued) by the Company to satisfy the exercise or purchase price of a Stock Award will no longer be available for issuance under the Plan, including any shares subject to a Stock Award that are not delivered to a Participant because such Stock Award is exercised through a reduction of shares subject to such Stock Award (i.e., "net exercised"). In addition, any shares reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Option or Stock Appreciation Right or a Prior Plans' Appreciation Award, or any shares repurchased by the Company on the open market with the proceeds of the exercise or strike price of an Option or Stock Appreciation Right or a Prior Plans' Appreciation Award will no longer be available for issuance under the Plan.

        (c)    Incentive Stock Option Limit.    Subject to the Share Reserve and Section 10(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 39,070,403 shares of Common Stock.

        (d)    Source of Shares.    The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.     ELIGIBILITY.

        (a)    Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to employees of the Company or a "parent corporation" or "subsidiary corporation" thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any "parent" of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as "service recipient stock" under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

        (b)    Ten Percent Stockholders.    A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.     NON-DISCRETIONARY GRANTS TO NON-EMPLOYEE DIRECTORS

        (a)    Initial Grants.    Without any further action of the Board, each person who is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director by the Board or stockholders of the Company, be granted an Initial Grant as an Option to purchase eighty thousand (80,000) shares of Common Stock on the terms and conditions set forth herein. Notwithstanding the foregoing, at the election of a Non-Employee Director on or before the date of such Initial Grant, the Initial Grant may be in the form of a Restricted Stock Unit Award that covers a number of shares that has a value equal to an Option to purchase eighty thousand (80,000) shares of Common Stock (calculating the value of each such type of Stock Award based on the grant date fair value of such Stock Award for financial reporting purposes). Each Stock Award granted as an Initial Grant shall vest in accordance with the schedule set forth below that results in a shorter period of full vesting: (i) 1/36th of the shares of Common Stock subject to the Initial Grant shall vest each month after the date of grant over a period of three (3) years; or (ii) the Initial Grant shall vest in equal monthly installments after the date of grant over a period commencing on the date that the Non-Employee Director is appointed for the first time to be a Non-Employee Director by the Board and ending on the date of the Annual Meeting at which the Non-Employee Director is first scheduled to be considered for election to be a Non-Employee Director by the stockholders of the Company.

        (b)    Annual Grants.    Without any further action of the Board, a Non-Employee Director shall be granted an Annual Grant as follows: On the day following each Annual Meeting commencing with the Annual Meeting in 2018, each person who is then a Non-Employee Director automatically shall be granted an Annual Grant as an Option to purchase forty thousand (40,000) shares of Common Stock on the terms and conditions set forth herein. Notwithstanding the foregoing, (i) at the election of a Non-Employee Director on or before the date of such Annual Grant, the Annual Grant may be in the form of a Restricted Stock Unit Award that covers a number of shares that has a value equal to an Option to purchase forty thousand (40,000) shares of Common Stock (calculating the value of each such type of Stock Award based on the grant date fair value of such Stock Award for financial reporting purposes), and (ii) if the person has not been serving as a Non-Employee Director for the entire period since the preceding Annual Meeting, then the number of shares subject to the Annual Grant shall be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve as a Non-Employee Director. Each Annual Grant shall vest such that 1/12th of the shares of Common Stock subject to such Annual Grant shall vest each month after the date of grant over a period of one (1) year.

        (c)    Limitation on Grants to Non-Employee Directors.    The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year to any Non-Employee Director shall not exceed the limits described in Sections 5(a) and 5(b) above. The maximum amount of cash compensation that may be payable by the Company to a Non-Employee Director shall not exceed $150,000 per year. The Board may make exceptions to the cash compensation limit in the immediately preceding sentence of this Section 5(c) for individual Non-Employee Directors in extraordinary circumstances (for example, to compensate such individual for interim service in the capacity of an officer of the Company), as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional cash compensation may not participate in the decision to award such compensation.

6.     PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

        Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Stock

Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Stock Award Agreement or otherwise) the substance of each of the following provisions:

        (a)    Term.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of seven years from the date of its grant or such shorter period specified in the Stock Award Agreement.

        (b)    Exercise Price.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Stock Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Stock Award if such Stock Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

        (c)    Purchase Price for Options.    The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

            (i)  by cash, check, bank draft or money order payable to the Company;

           (ii)  pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

         (iii)  by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

          (iv)  if an Option is a Nonstatutory Stock Option, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the "net exercise," (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

           (v)  in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Stock Award Agreement.

        (d)    Exercise and Payment of a SAR.    To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Award Agreement evidencing such SAR.

        (e)    Transferability of Options and SARs.    The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the restrictions set forth in this Section 6(e) on the transferability of Options and SARs will apply. Notwithstanding the foregoing or anything in the Plan or a Stock Award Agreement to the contrary, no Option or SAR may be transferred to any financial institution without prior stockholder approval.

          (i)    Restrictions on Transfer.    An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 6(e)(ii) and 6(e)(iii) below) and will be exercisable during the lifetime of the Participant only by the Participant. Subject to the foregoing paragraph, the Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

          (ii)    Domestic Relations Orders.    Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

          (iii)    Beneficiary Designation.    Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant's estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

        (f)    Vesting Generally.    The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary.

        (g)    Termination of Continuous Service.    Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company or an Affiliate, if a Participant's Continuous Service terminates (other than for Cause and other than upon the Participant's death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date three months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

        (h)    Extension of Termination Date.    Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of the Participant's Continuous Service (other than for Cause and other than upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant's Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement. In addition, unless otherwise provided in a Participant's Stock Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant's Continuous Service (other than for Cause) would violate the Company's insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant's Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company's insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement.

        (i)    Disability of Participant.    Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company or an Affiliate, if a Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

        (j)    Death of Participant.    Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company or an Affiliate, if (i) a Participant's Continuous Service terminates as a result of the Participant's death, or (ii) the Participant dies within the period (if any) specified in the Stock Award Agreement for exercisability after the termination of the Participant's Continuous Service (for a reason other than death), then the Participant's Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant's estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant's death, but only within such period of time ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Stock Award Agreement. If, after the Participant's death, the Option or SAR (as applicable) is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

        (k)    Termination for Cause.    Except as explicitly provided otherwise in a Participant's Stock Award Agreement or other individual written agreement between the Participant and the Company or an Affiliate, if a Participant's Continuous Service is terminated for Cause, the Participant's Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

        (l)    Non-Exempt Employees.    If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Stock Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant's retirement (as such term may be defined in the Participant's Stock Award Agreement, in another agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company's or Affiliate's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee's regular rate of pay, the provisions of this Section 6(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

7.     PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

        (a)    Restricted Stock Awards.    Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company's bylaws, at the Board's election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company's instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

          (ii)    Vesting.    Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

          (iii)    Termination of Participant's Continuous Service.    If a Participant's Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

          (iv)    Transferability.    Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement. Notwithstanding the foregoing or anything in the Plan or a Restricted Stock Award Agreement to the contrary, no

  Restricted Stock Award may be transferred to any financial institution without prior stockholder approval.

        (b)    Restricted Stock Unit Awards.    Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

          (ii)    Vesting.    At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

          (iii)    Payment.    A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

          (iv)    Additional Restrictions.    At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

          (v)    Termination of Participant's Continuous Service.    Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant's termination of Continuous Service.

        (c)    Performance Stock Awards.

          (i)    Performance Stock Awards.    A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant's completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Stock Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

          (ii)    Discretion.    The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

        (d)    Other Stock Awards.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock appreciation rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 6 and this Section 7. Subject to the provisions of the Plan (including, but not limited to, Section 2(g)), the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

8.     COVENANTS OF THE COMPANY.

        (a)    Availability of Shares.    The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

        (b)    Securities Law Compliance.    The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of a Stock Award or the subsequent issuance of cash or Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

        (c)    No Obligation to Notify or Minimize Taxes.    The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising a Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

9.     MISCELLANEOUS.

        (a)    Use of Proceeds from Sales of Common Stock.    Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

        (b)    Corporate Action Constituting Grant of Stock Awards.    Corporate action constituting a grant by the Company of a Stock Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Stock Award Agreement or related grant documents as a result of a clerical error in the preparation of the Stock Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect terms in the Stock Award Agreement or related grant documents.

        (c)    Stockholder Rights.    No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

        (d)    No Employment or Other Service Rights.    Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Stock Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (e)    Change in Time Commitment.    In the event a Participant's regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Stock Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Stock Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Stock Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Stock Award that is so reduced or extended.

        (f)    Incentive Stock Option Limitations.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

        (g)    Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (h)    Withholding Obligations.    Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award;

provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from a Stock Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Stock Award Agreement.

        (i)    Electronic Delivery.    Any reference herein to a "written" agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company's intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

        (j)    Deferrals.    To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant's termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

        (k)    Compliance with Section 409A of the Code.    Unless otherwise expressly provided for in a Stock Award Agreement, the Plan and Stock Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Stock Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. To the extent that the Board determines that any Stock Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and, to the extent applicable, the Plan and Stock Award Agreements will be interpreted in accordance with the requirements of Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Stock Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding a Stock Award that constitutes "deferred compensation" under Section 409A of the Code is a "specified employee" for purposes of Section 409A of the Code, no distribution or payment of any amount will be made upon a "separation from service" before a date that is six months following the date of such Participant's "separation from service" (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant's death.

        (l)    Clawback/Recovery.    All Stock Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in a Stock Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for "good reason" or "constructive termination" (or similar term) under any agreement with the Company or an Affiliate.

10.   ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

        (a)    Capitalization Adjustments.    In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities to be granted as an Initial Grant or as an Annual Grant pursuant to Section 5(a) and 5(b), respectively, and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

        (b)    Dissolution or Liquidation.    Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company's right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company's repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

        (c)    Corporate Transaction.    The provisions of this Section 10(c) will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

          (i)    Stock Awards May Be Assumed.    In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor's parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may choose to assume or continue the Stock Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

          (ii)    Stock Awards Held by Current Participants.    In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the "Current Participants"), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Stock Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will lapse (contingent upon the effectiveness of the Corporate Transaction).

          (iii)    Stock Awards Held by Persons other than Current Participants.    In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards will terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

          (iv)    Payment for Stock Awards in Lieu of Exercise.    Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company's Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

        (d)    Change in Control.    A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur. Notwithstanding the foregoing, upon a Change in Control, all Stock Awards held by each Director who is not an Employee and whose Continuous Service has not terminated immediately prior to the Change in Control shall become fully vested and exercisable immediately prior to the effectiveness of such Change in Control.

11.   TERMINATION OR SUSPENSION OF THE PLAN.

        (a)   The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)    No Impairment of Rights.    Suspension or termination of the Plan will not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

12.   EFFECTIVE DATE OF PLAN.

        This Plan will become effective on the Effective Date.

13.   CHOICE OF LAW.

        The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state's conflict of laws rules.

14.   DEFINITIONS.

        As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

        (a)   "Affiliate" means, at the time of determination, any "parent" or "subsidiary" of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which "parent" or "subsidiary" status is determined within the foregoing definition.

        (b)   "Annual Grant" means a Stock Award granted annually to all Non-Employee Directors who meet the criteria specified in Section 5(b) of the Plan.

        (c)   "Annual Meeting" means the annual meeting of the stockholders of the Company.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Capitalization Adjustment" means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

        (f)    "Cause" will have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term will mean, with respect to a Participant, the occurrence of any of the following events: (i) such Participant's conviction of, or plea of no contest with respect to, any crime involving fraud, dishonesty or moral turpitude; (ii) such Participant's attempted commission of or participation in a fraud or act of dishonesty against the Company or an Affiliate that results in (or might have reasonably resulted in) material harm to the business of the Company or an Affiliate; (iii) such Participant's intentional, material violation of any contract or agreement between the Participant and the Company or an Affiliate, or any statutory duty the Participant owes to the Company or an Affiliate; or (iv) such Participant's conduct that constitutes gross misconduct, insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company or an Affiliate. The determination that a termination of the Participant's Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or an Affiliate or such Participant for any other purpose.

        (g)   "Change in Control" will be deemed to have occurred upon the first to occur of an event set forth in any one of the following paragraphs:

            (i)  the acquisition (other than from the Company, by any person (as such term is defined in Section 13(c) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities;

           (ii)  the individuals who, as of the effective date of the Plan, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, unless the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

         (iii)  the closing of:

            (1)   a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or

            (2)   a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

        Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

        For the avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

        Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

        (h)   "Code" means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

        (i)    "Committee" means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

        (j)    "Common Stock" means the common stock of the Company.

        (k)   "Company" means Rigel Pharmaceuticals, Inc., a Delaware corporation.

        (l)    "Consultant" means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services.

However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a "Consultant" for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company's securities to such person.

        (m)  "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, will not terminate a Participant's Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant's Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company's or Affiliate's leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

        (n)   "Corporate Transaction" means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i)  a sale, lease or other disposition of all or substantially all of the assets of the Company;

           (ii)  a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

         (iii)  a merger, consolidation or similar transaction in which the Company is not the surviving corporation; or

          (iv)  a reverse merger, consolidation or similar transaction in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        Notwithstanding the foregoing definition or any other provision of this Plan, the term Corporate Transaction will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

        (o)   "Director" means a member of the Board.

        (p)   "Disability" means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

        (q)   "Effective Date" means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2018, provided this Plan is approved by the Company's stockholders at such meeting.

        (r)   "Employee" means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an "Employee" for purposes of the Plan.

        (s)   "Entity" means a corporation, partnership, limited liability company or other entity.

        (t)    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        (u)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

           (ii)  Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

         (iii)  In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

        (v)   "Full Value Award" means a Stock Award that is not an Option or SAR with respect to which the exercise or strike price is at least 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date of grant.

        (w)  "Incentive Stock Option" means an option granted pursuant to Section 6 that is intended to be, and that qualifies as, an "incentive stock option" within the meaning of Section 422 of the Code.

        (x)   "Initial Grant" means a Stock Award granted to a Non-Employee Director who meets the criteria specified in Section 5(a) of the Plan.

        (y)   "Non-Employee Director" means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (z)   "Nonstatutory Stock Option" means any option granted pursuant to Section 6 that does not qualify as an Incentive Stock Option.

        (aa) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

        (bb) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

        (cc) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

        (dd) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (ee) "Other Stock Award" means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(d).

        (ff)  "Other Stock Award Agreement" means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

        (gg) "Own," "Owned," "Owner," "Ownership" A person or Entity will be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (hh) "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

         (ii)  "Performance Criteria" means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total stockholder return; (vi) return on equity; (vii) return on assets, investment, or capital employed; (viii) operating margin; (ix) gross margin; (x) operating income; (xi) net income (before or after taxes); (xii) net operating income; (xiii) net operating income after tax; (xiv) pre- and after-tax income; (xv) pre-tax profit; (xvi) operating cash flow; (xvii) sales or revenue targets; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) total stockholder return; (xxxi) stockholders' equity; and (xxxii) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

        (jj)  "Performance Goals" means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the Board's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any items that are "unusual" in nature or occur "infrequently" as determined under generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments selected by the Board.

        (kk) "Performance Period" means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

        (ll)   "Performance Stock Award" means a Stock Award granted under the terms and conditions of Section 7(c)(i).

        (mm)  "Plan" means this Rigel Pharmaceuticals, Inc. 2018 Equity Incentive Plan.

        (nn) "Restricted Stock Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

        (oo) "Restricted Stock Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

        (pp) "Restricted Stock Unit Award" means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

        (qq) "Restricted Stock Unit Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

        (rr)  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (ss) "Rule 405" means Rule 405 promulgated under the Securities Act.

        (tt)  "Securities Act" means the Securities Act of 1933, as amended.

        (uu) "Stock Appreciation Right" or "SAR" means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6.

        (vv) "Stock Appreciation Right Agreement" means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

        (ww)  "Stock Award" means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.

        (xx) "Stock Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

        (yy) "Subsidiary" means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

        (zz) "Ten Percent Stockholder" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

 Appendix B

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF
RIGEL PHARMACEUTICALS, INC.

RIGEL PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that:

FIRST: The name of the Corporation is Rigel Pharmaceuticals, Inc.

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware was June 14, 1996.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending the Amended and Restated Certificate of Incorporation of the Corporation to increase the number of authorized shares of Common Stock to 400,000,000. Specifically, Section A of Article IV is hereby amended and restated in its entirety as follows:

    "A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares that the Corporation is authorized to issue is four hundred ten million (410,000,000) shares. Four hundred million (400,000,000) shares shall be Common Stock, par value of one-tenth of one cent ($0.001) per share (the "Common Stock"), and ten million (10,000,000) shares shall be Preferred Stock, par value of one-tenth of one cent ($0.001) per share (the "Preferred Stock")."

FOURTH: This Certificate of Amendment was duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this day of                         , 2018.

RIGEL PHARMACEUTICALS, INC.
By:	RAUL R. RODRIGUEZ President and Chief Executive Officer

B-2

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 15, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RIGEL PHARMACEUTICALS, INC. ATTN: INVESTOR RELATIONS ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. 1180 VETERANS BLVD. SOUTH SAN FRANCISCO, CA 94080 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 1a. Gregg Lapointe 1b. Brian Kotzin 1c. Gary Lyons The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5.. For 0 0 0 0 Against 0 0 0 0 Abstain 0 0 0 0 2. Approval of the 2018 Equity Incentive Plan. 3. Advisory vote on executive compensation. 4. Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. Approval of an Amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000 shares. 5. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000369531_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement & Form 10-K are available at www.proxyvote.com RIGEL PHARMACEUTICALS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS WITH RESPECT TO THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2018 The undersigned stockholder hereby appoints Raul R. Rodriguez and Dolly A. Vance, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Rigel Pharmaceuticals, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on Wednesday, May 16, 2018, at 1180 Veterans Boulevard, South San Francisco, California 94080, and any continuation, adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, 4 & 5. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side 0000369531_2 R1.0.1.17

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(2)
PROPOSAL 2 APPROVAL OF THE RIGEL PHARMACEUTICALS, INC. 2018 EQUITY INCENTIVE PLAN
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
PROPOSAL 5 APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
MANAGEMENT EXECUTIVE OFFICERS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
PAY-RATIO INFORMATION
SUMMARY COMPENSATION TABLE(1)
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
2017 POTENTIAL PAYMENTS UPON CHANGE IN CONTROL AND TERMINATION TABLE
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION FOR FISCAL YEAR 2017
TRANSACTIONS WITH RELATED PERSONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
  Appendix A
RIGEL PHARMACEUTICALS, INC. 2018 EQUITY INCENTIVE PLAN
ADOPTED BY THE BOARD OF DIRECTORS: FEBRUARY 1, 2018 APPROVED BY THE STOCKHOLDERS: MAY 16, 2018
  Appendix B
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF RIGEL PHARMACEUTICALS, INC.